                                                          $291,892,000 (APPROXIMATE)

                                                     GMAC RFC  [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                               MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
                                                                SERIES 2006-SP3

                                                          RAAC SERIES 2006-SP3 TRUST
                                                                ISSUING ENTITY

                                                   RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                                      DEPOSITOR (SEC FILE NO. 333-125485)

                                                        RESIDENTIAL FUNDING CORPORATION
                                                          MASTER SERVICER AND SPONSOR

                                                                AUGUST 21, 2006

-----------------------------------------------------------------------------------------------------------------------------------------------

                                                          CREDIT SUISSE [GRAPHIC OMITTED]

DISCLAIMER

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting
EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.  The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

                                            Mortgage Asset-Backed Pass-Through Certificates, Series 2006-SP3
                                                               $291,892,000 (APPROXIMATE)
                                                                  SUBJECT TO REVISION

                                                                               EXPECTED PRINCIPAL
                                                                EXPECTED WAL         WINDOW
--------------     APPROXIMATE       INTEREST                     (YRS)(2)          (MOS)(2)           FINAL SCHEDULED           EXPECTED RATINGS
    CLASS            SIZE(1)           TYPE     PRINCIPAL TYPE    CALL/MAT          CALL/MAT        DISTRIBUTION DATE(3)       (S&P/MOODY'S/FITCH)
---------------------------------------------------------------------------------------------------------------------------------------------------------
A-1(4)(5)                              ACT/360       SEQ        1.00 / 1.00    1 - 25 / 1 - 25         August 2036               AAA / Aaa / AAA
                     $159,270,000

A-2(4)(5)             $52,453,000      ACT/360       SEQ        3.00 / 3.00   25 - 58 / 25 - 58        August 2036               AAA / Aaa / AAA

A-3(4)(5)             $36,505,000      ACT/360       SEQ        6.24 / 7.82   58 - 81 / 58 - 198       August 2036               AAA / Aaa / AAA

M-1 (4)(5)(6)         $15,864,000      ACT/360       MEZ        4.74 / 5.27   42 - 81 / 42 - 157       August 2036               AA+ / Aa2 / AA+

M-2 (4)(5)(6)         $12,238,000      ACT/360       MEZ        4.62 / 5.11   40 - 81 / 40 - 143       August 2036                 AA / A2 / A+

M-3 (4)(5)(6)          $6,950,000      ACT/360       MEZ        4.57 / 4.99   39 - 81 / 39 - 127       August 2036                A+ / Baa1 / A

M-4 (4)(5)(6)          $3,022,000      ACT/360       MEZ        4.55 / 4.91   38 - 81 / 38 - 116       August 2036                A / Baa2 / A-

M-5 (4)(5)(6)          $2,568,000      ACT/360       MEZ        4.53 / 4.84   38 - 81 / 38 - 110       August 2036               A- / Baa3 / BBB+

M-6 (4)(5)(6)          $3,022,000      ACT/360    MEZ/TURBO     0.97 / 0.97    1 - 25 / 1 - 25         August 2036               BBB+ / Ba1 / BBB
---------------------------------------------------------------------------------------------------------------------------------------------------------
TOTAL               $291,892,000
---------------------------------------------------------------------------------------------------------------------------------------------------------

(1)      The size is subject to a permitted variance in the aggregate of plus or minus 5%.
(2)      The  Certificates  will be priced to the first  possible  Optional  Termination  Date and the  applicable  Prepayment  Pricing
    Assumption for the related Mortgage Loans.
(3)      Final Scheduled Distribution Date for any class is the 360th  Distribution Date.
(4)      The Pass-Through Rate for each class of certificates will equal a per annum rate of, the least of (a) One-Month LIBOR plus the related margin, (b) the Net WAC Cap Rate and (c) 14.000% per annum.  The holders of the Class A and Class M Certificates may also be entitled to certain payments under the yield maintenance agreement and swap agreement (as described herein).
(5)      The margin on the Class A Certificates  will increase to 2x their  original  margin and the margin on the Class M Certificates will increase to 1.5x their  original  margin on the second  Distribution  Date after the first  possible  Optional  Termination
    Date.  Each class is subject to the Net WAC Cap Rate.
(6)      It is not expected that the Class M  Certificates,  other than the Class M-6  Certificates,  will receive  principal  payments prior to the stepdown date.

 OVERVIEW OF THE RFC PRINCIPAL INVESTMENT ACTIVITIES PROGRAM

 The mortgage loans included in the trust were acquired and evaluated under Residential Funding's Principal Investment Activities
 ("PIA") Program.  The PIA Program, among other types of collateral, targets seasoned assets offered in the secondary market.  These loans may be called loans (from Residential Funding programs or otherwise), loans acquired as part of portfolio sales, may be loans with program exceptions or may be secured by unusual property types.  The loans may have document deficiencies or prior and/or current delinquencies or a combination of one or more of the foregoing.

  The PIA Program employs a value based investment strategy whereby it looks to acquire various types of loans at a price that the
  PIA Program deems to be undervalued at the time of purchase.  The PIA Program's process for acquiring a loan is intended to determine whether the characteristics of the loan, the borrower and the collateral, taken as a whole, represent an acceptable lending risk.  The factors considered may include:

-       the Mortgage Loan's payment terms and characteristics;
-       the borrower's credit profile, both currently and, if available, at origination;
-       an analysis of the mortgagor's ability and willingness to make full and timely repayment;
-       the value of the mortgaged property, as evidenced by a broker's price opinion, statistical value or comparison with real estate listings of comparable properties; and
-       the quality of the available legal documentation associated with the loan, including certain aspects of compliance.

  PIA's due diligence is tailored to address the particular risk profile of each acquisition.  In relation to the acquisition of the mortgage loans for this transaction, the due diligence performed by the PIA group included a review of a detailed loan tape with specific representations and warranties provided by the seller of such mortgage loans, in relation to, among other things, the accuracy of such date, together with a review of the underlying loans and the collateral files, but did not include a review of the credit files for the mortgage loans.

  The values of mortgaged properties securing loans acquired under the PIA Program obtained are generally compared to an estimated value, recent listings of comparable properties, statistical values and/or broker's price opinions.

 TRANSACTION OVERVIEW

 ISSUING ENTITY:                           RAAC Series 2006-SP3 Trust.

 CERTIFICATES:                             The Class A-1 Certificates, Class A-2 Certificates and Class A-3 Certificates (the
                                           "Class A Certificates").

                                           The Class M-1 Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4
                                           Certificates, Class M-5 Certificates and Class M-6 Certificates (the "Class M
                                           Certificates" or the "Subordinate Certificates").

                                           The Class A Certificates and the Subordinate Certificates (collectively, the "Offered
                                           Certificates") will be offered pursuant to the prospectus relating to the Offered
                                           Certificates (the "Prospectus").

 DEPOSITOR:                                Residential Asset Mortgage Products, Inc. ("RAMP"), an affiliate of Residential Funding
                                           Corporation.

 MASTER SERVICER AND SPONSOR:              Residential Funding Corporation (the "Sponsor", "Master Servicer" or "RFC").
                                           GMAC Mortgage Corp (40.95%)
 SERVICERS (GREATER THAN 10%):             Homecomings Financial (39.04%)
                                           Litton Loan Servicing LLP (15.49%)

 TRUSTEE:                                  JPMorgan Chase Bank, National Association.

 SWAP COUNTERPARTY:                        TBD.

 YIELD MAINTENANCE AGREEMENT               TBD.
 COUNTERPARTY:
                                           Credit Suisse Securities (country-regionplaceUSA) LLC and Residential Funding Securities
 LEAD MANAGERS:                            Corp.

 CUT-OFF DATE:                             August 1, 2006.

 CLOSING DATE:                             On or about August 30, 2006.

 DISTRIBUTION DATES:                       The 25th day of each month (if such day is not a business day, the first business day thereafter), commencing in September 2006.

 FORM OF CERTIFICATES:                     The Offered Certificates will be available in book-entry form through DTC / Euroclear /
                                           Clearstream in same day funds.

 MINIMUM DENOMINATIONS:                    The Class A Certificates and the Class M-1 Certificates will be offered in minimum denominations of $25,000 and integral multiples of $1 in excess thereof.  The Class M-2
                                           Certificates, Class M-3 Certificates, Class M-4 Certificates, Class M-5 Certificates and
                                           Class M-6 Certificates will be offered in minimum denominations of $250,000 and integral multiples of $1 in excess thereof.

 TAX STATUS:                               The Offered Certificates will be designated as regular interests in one or more REMICS and, as such, will be treated as debt instruments of a REMIC for federal income tax purposes.
                                            Subject to the considerations described in the Prospectus Supplement, the Class A
 ERISA ELIGIBILITY:                         Certificates and Class M Certificates are expected to be considered eligible for purchase by any person investing assets of employee benefit plans or individual retirement accounts.  However, the Class A Certificates and Class M Certificates may not
                                            be acquired or held by any person investing assets of any such plans or individual retirement accounts before the termination of the Swap Agreement, unless such acquisition or holding is eligible for the exemptive relief available under one of the investor-based class exemptions described in the Prospectus Supplement.

 IRS CIRCULAR 230 NOTICE:                  Any discussion of the United States federal tax issues set forth in this document is written in connection with the promotion and marketing of the transaction described in this document. Such discussion was not intended or written to be legal or tax advice to any person and is not intended or written to be used, and cannot be used, by any person for the purpose of avoiding any United States federal income tax penalties that may be imposed on such person. Each investor should seek advice based on its particular circumstances from an independent tax advisor.

 SMMEA ELIGIBILITY:                        None of the Offered Certificates are expected to constitute "mortgage-related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

 OPTIONAL TERMINATION DATE:                If the Stated Principal Balance (after giving effect to distributions to be made on that
                                           Distribution Date) of the Mortgage Loans falls below 10% of the Cut-off Date Principal
                                           Balance of the Mortgage Loans ("Optional Termination Date"), the Master Servicer or its
                                           designee may terminate the trust.

 EXPENSE FEE RATE:                         With respect to any Mortgage Loan, the expense fee rate consists of the servicing fee for such Mortgage Loan.  The servicing fee consists of (a) servicing compensation payable to the Master Servicer for its master servicing activities, and (b) subservicing and other related compensation payable to the sub-servicer, including compensation paid to the Master Servicer as the direct servicer of a Mortgage Loan for which there is no subservicer.  The weighted average Expense Fee Rate as of the Cut-off Date is approximately 0.50%.

 MORTGAGE LOANS:                           A pool consisting of first lien and second lien, fixed-rate and adjustable-rate seasoned mortgage loans (the "Mortgage Loans"), based on a "Cut-off Date" of August 1, 2006, approximately $110,234,554 fixed-rate Mortgage Loans and approximately $191,930,350 adjustable-rate Mortgage Loans comprise the aggregate of 2,297 loans with a total principal balance of approximately $302,164,904 as of the Cut-off Date.

 PREPAYMENT PRICING ASSUMPTION:            In respect of the fixed-rate first lien Mortgage Loans, 20% HEP, in respect of the fixed-rate second lien Mortgage Loans, 30% HEP and in respect of the adjustable-rate
                                           Mortgage Loans, 100% PPC (2% CPR in month 1, building linearly (rounded to the nearest hundredth percent) to 30% CPR in month 12, remaining at 30% CPR until month 22, 50% CPR from month 23 to month 27, and 35% CPR in month 28 and thereafter).

 NET MORTGAGE RATE:                        With respect to any Mortgage Loan, the mortgage rate thereon minus the Expense Fee Rate.

 NET WAC CAP RATE:                         The Pass-Through Rate on each class of Offered Certificates with respect to each
                                           Distribution Date will be subject to a cap equal to the product of (i) the weighted average of the Net Mortgage Rates of the Mortgage Loans as of the end of the calendar month immediately preceding the month in which such Distribution Date occurs and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related Interest Accrual Period, minus the product of (a) a fraction, expressed as a percentage, the numerator of which is the product of (x) the amount of any net swap payments or Swap Termination Payment not due to a Swap Counterparty Trigger
                                           Event owed to the swap counterparty as of such distribution date and (y) 12 and the denominator of which is the aggregate Stated Principal Balance of the mortgage loans as of such distribution date, and (b) a fraction expressed as a percentage, the numerator of which is 30 and the denominator of which is the actual number of days in the related
                                           Interest Accrual Period.

 NET WAC CAP RATE SHORTFALL:               With respect to the Offered Certificates and any Distribution Date on which the Net WAC
                                           Cap Rate is used to determine the Pass-Through Rate of the Offered Certificates, an
                                           amount equal to the excess of (x) accrued certificate interest for the Offered
                                           Certificates calculated at a rate equal to the lesser of (i) One-Month LIBOR plus the related margin and (ii) 14.000% per annum, over (y) accrued certificate interest for the
                                           Offered Certificates calculated using the Net WAC Cap Rate.
  NET WAC CAP RATE SHORTFALL
  CARRY-FORWARD AMOUNT:                    With respect to any class of the Offered Certificates and any Distribution Date, an
                                           amount equal to the Net WAC Cap Rate Shortfall for such Distribution Date plus any Net
                                           WAC Cap Rate Shortfall unpaid from prior Distribution Dates, plus interest thereon, subject to a maximum of 14.00% per annum.

 PASS-THROUGH RATE:                        With respect to the Offered Certificates and any Distribution Date, a per annum rate equal to the least of (i) One-Month LIBOR plus the related margin, (ii) the Net WAC Cap
                                           Rate and (iii) 14.000%.

 CUT-OFF DATE PRINCIPAL BALANCE:           With respect to any Mortgage Loan, the unpaid principal balance thereof at the Cut-off
                                           Date after giving effect to all installments of principal due in or prior to the month of August 2006, whether or not received, exclusive of any Arrearages.

 STATED PRINCIPAL BALANCE:                  For any Mortgage Loan as of any date of determination,  its principal balance as of the cut-off date after  application  of all scheduled  principal  payments due on or before the cut-off  date plus any  Deferred  Interest  added to the  principal  balance of the
                                            Mortgage  Loans pursuant to the terms of the Mortgage  Note,  whether  received or not,
                                            reduced   by  all   amounts   allocable   to   principal   that  are   distributed   to
                                            certificateholders  before the date of  determination,  and as  further  reduced to the extent that any Realized Loss has been allocated to any certificate before that date.

 RELIEF ACT SHORTFALLS:                    With respect to any Distribution Date, the shortfall, if any, in collections of interest resulting from the Servicemembers Civil Relief Act, as amended, or any similar legislation or regulation.  Relief Act Shortfalls will be covered by available Excess
                                           Cash Flow, payments under the Yield Maintenance Agreement or Net Swap Payments in the
                                           current period only.  Any Relief Act Shortfalls allocated to the Offered Certificates for the current period not covered by Excess Cash Flow, payments under the Yield
                                           Maintenance Agreement or Net Swap Payments in the current period will remain unpaid.
                                           Relief Act Shortfalls will be allocated on a pro rata basis among the Offered
                                           Certificates in accordance with the amount of accrued certificate interest that would have accrued absent these shortfalls.

 PREPAYMENT INTEREST SHORTFALL:            With respect to any Distribution Date, the aggregate shortfall, if any, in collections of interest resulting from mortgagor prepayments on the Mortgage Loans during the preceding calendar month. These shortfalls will result because interest on prepayments in full is distributed only to the date of prepayment, and because no interest is distributed on prepayments in part, as these prepayments in part are applied to reduce the outstanding principal balance of the Mortgage Loans as of the due date immediately preceding the date of prepayment. No assurance can be given that the amounts available to cover Prepayment Interest Shortfalls will be sufficient therefore.

 DEFERRED INTEREST:                        With respect to any Mortgage Loan providing for negative amortization, as of any date of determination, the amount, if any, by which the aggregate amount of interest accrued on such Mortgage Loan for such date of determination exceeds the monthly payment for such date of determination and which amount, pursuant to the terms of the related Mortgage
                                           Note, is added to the principal balance of such Mortgage Loan.

 DEFERRED INTEREST SHORTFALL:              With respect to any Class of the Class A and Class M Certificates and any Distribution
                                           Date for which Deferred Interest exists and upon which the accrued certificate interest on the Class A and Class M Certificates exceeds the available distribution amount on such Distribution Date, the lesser of (a) such excess and (b) the amount of such
                                           Deferred Interest.

 ELIGIBLE MASTER SERVICING COMPENSATION:   Prepayment Interest Shortfalls may be covered from master servicing compensation in the amount equal to the lesser of (i) one-twelfth of 0.125% of the Stated Principal Balance of the Mortgage Loans on the immediately preceding Distribution Date and (ii) the sum of the Master Servicing Fee payable to the Master Servicer plus reinvestment income for such Distribution Date.

 INTEREST ACCRUAL PERIOD:                  From and including the preceding Distribution Date (for the first accrual period, the closing date) up to but excluding the current Distribution Date on an actual/360 basis.

 COUPON STEP UP:                           If Residential Funding Corporation or its designee does not exercise its right to purchase the remaining Mortgage Loans on the first possible Optional Termination Date, the margin on the Class A Certificates will increase to 2x the original margin and the margin for the Class M Certificates will increase to 1.5x the original margin on the second Distribution Date after the first possible Optional Termination Date.

 SWAP COUNTERPARTY TRIGGER EVENT:          An event of default under the swap agreement with respect to which the swap counterparty is a defaulting party (as defined in the swap agreement), a termination event under the swap agreement with respect to which the swap counterparty is the sole affected party
                                           (as defined in the swap agreement) or an additional termination event under the swap agreement with respect to which the swap counterparty is the sole affected party (as defined in the swap agreement).

 PROSPECTUS:                               The Class A and Class M Certificates will be offered pursuant to a Prospectus which includes a Prospectus Supplement (together, the "Prospectus").  Additional information with respect to the Class A and Class M Certificates and the Mortgage Loans is contained in the Prospectus.

CREDIT ENHANCEMENT

A.  Subordination

  Credit enhancement for the Class A Certificates will include the subordination of the Class M Certificates.  Credit enhancement for any Class M
  Certificates will include the Class M Certificates with a lower payment priority and certain other non-offered certificates as described in the
  Prospectus.

  B.  Overcollateralization ("OC")

------------------------------------------------- ------------------------
Initial (% Orig)                                           3.40%
OC Target (% Orig)                                         3.40%
Stepdown OC Target (% Current)                             6.80%
OC Floor (% Orig)                                          0.50%
------------------------------------------------- ------------------------

  C.  Excess Cash Flow

  Initially equal to approximately 319 bps per annum.  For any Distribution Date, Excess Cash Flow will equal the sum of (i) the excess of the available distribution amount over the sum of (a) the interest distribution amount for the certificates and (b) the Principal Remittance Amount and
  (ii) any Overcollateralization Reduction Amount.  Excess Cash Flow may be used to protect the Class A Certificates and Class M Certificates against realized losses by making an additional payment of principal to cover the amount of the realized losses or by reimbursing the principal portion of realized losses incurred and allocated to the Offered Certificates that remain unreimbursed by making additional payment of principal to reach the required level of overcollateralization in the manner set forth in the excess cash flow waterfall.  In addition, up to 25% of the remaining Excess
  Cash Flow will be used to make additional payments of principal to the Class M-6 Certificates in the manner set forth in the excess cash flow waterfall.

  D.  Yield Maintenance Agreement

  Any amounts payable under the Yield Maintenance Agreement on each Distribution Date will be distributed as follows:

  On any Distribution Date, to the extent not already covered by Excess Cash Flow, payments received by the trust under the yield maintenance agreement will be allocated among the certificates as set forth in the Prospectus in the following order of priority:
(i)        as part of the Principal Distribution Amount, to pay to the holders of the Offered Certificates, in the priority described under "Principal
        Distributions" below, in reduction of their Certificate Principal Balances, the principal portion of realized losses incurred on the Mortgage
        Loans for the preceding calendar month;
(ii)       to pay the holders of the Class A Certificates and Class M Certificates as part of the Principal Distribution Amount, in the priority described under "Principal Distributions" below, any Overcollateralization Increase Amount;
(iii)      to pay the holders of the Offered Certificates, the amount of any Prepayment Interest Shortfalls allocated thereto for that Distribution
        Date, on a pro rata basis based on Prepayment Interest Shortfalls allocated thereto, to the extent not covered by the Eligible Master
        Servicing Compensation on that Distribution Date;
(iv)       to pay to the holders of the Offered Certificates, any Prepayment Interest Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon, on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;
(v)        to pay to the holders of the Class A Certificates on a pro rata basis, and then to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5
        and Class M-6 Certificates in that order of priority, the amount of any Net WAC Cap Rate Shortfall Carry-Forward Amounts remaining unpaid as of that Distribution Date;
(vi)       to pay to the holders of the Offered Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on
        Relief Act Shortfalls allocated thereto for that Distribution Date;
(vii)      to pay to the holders of the Class A Certificates on a pro rata basis, and then to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5
        and Class M-6 Certificates in that order of priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed;
(viii)     to pay the holders of the Class M-6 Certificates, as principal, an amount equal to the lesser of (x) 25% of the proceed from the Yield
        Maintenance Agreement remaining after payment of priorties (i) through (vii) and (y) the Certificate Principal Balance of the Class M-6
        Certificates, until the Certificate Principal Balances has been reduced to zero;
(ix)       to pay any swap termination payments owed to the swap counterparty due to a Swap Counterparty Trigger Event; and
(x)        to pay any balance remaining as provided in the pooling and servicing agreement.

 EXPECTED CREDIT SUPPORT PERCENTAGE:        CLASS             RATING (S/M/F)          INITIAL CREDIT      AFTER STEP-DOWN SUPPORT
                                                                                         SUPPORT
                                           Class A            AAA / Aaa / AAA             17.85%                   35.70%
                                          Class M-1           AA+ / Aa2 / AA+             12.60%                   25.20%
                                          Class M-2            AA / A2 / A+               8.55%                    17.10%
                                          Class M-3            A+ / Baa1 / A              6.25%                    12.50%
                                          Class M-4            A / Baa2 / A-              5.25%                    10.50%
                                          Class M-5          A- / Baa3 / BBB+             4.40%                    8.80%
                                          Class M-6          BBB+ / Ba1 / BBB             3.40%                    6.80%

                                      For any class of Offered Certificates, the initial credit support is the aggregate
                                      Certificate Principal Balance of all Offered Certificates subordinate to such class as a percentage of the aggregate Principal Balance of the Mortgage Loans as of the Cut-off Date.
                                      The initial credit support includes the initial Overcollateralization.

 SUBORDINATION PERCENTAGE:                         CLASS                        RATING (S/M/F)                SUBORDINATION %
                                                  Class A                      AAA / Aaa / AAA                     64.30%
                                                 Class M-1                     AA+ / Aa2 / AA+                     74.80%
                                                 Class M-2                       AA / A2 / A+                      82.90%
                                                 Class M-3                      A+ / Baa1 / A                      87.50%
                                                 Class M-4                      A / Baa2 / A-                      89.50%
                                                 Class M-5                     A- / Baa3 / BBB+                    91.20%
                                                 Class M-6                     BBB+ / Ba1 / BBB                    93.20%

 OVERCOLLATERALIZATION AMOUNT:        The Overcollateralization Amount with respect to any Distribution Date is the excess, if any, of (i) the aggregate Stated Principal Balance of the Mortgage Loans before giving effect to distributions of principal to be made on that Distribution Date, over (ii) the sum of the aggregate Certificate Principal Balance of the Class A and Class M Certificates, as
                                      of such date, before taking into account the distributions of principal to be made on such
                                      Distribution Date.  The Overcollateralization Amount will initially be approximately 3.40%
                                      of the Cut-off Date Principal Balance of the Mortgage Loans.

                                       As of any distribution date, (a) if such distribution date is prior to the Stepdown Date,
  REQUIRED OVERCOLLATERALIZATION       the sum of 3.40% of the aggregate Cut-off Date Principal Balance of the mortgage loans and
  AMOUNT:                              an amount by which the Certificate Principal Balances of the Class M-6 Certificates have been reduced by any payments from Excess Cash Flow pursuant to clause (ix) under the heading
                                       "Excess Cash Flow Distributions" below, on any prior distribution dates, or (b) if such distribution date is on or after the Stepdown Date, the lesser of (i) the sum of (1) 3.40%
                                       of the aggregate Cut-off Date Principal Balance of the mortgage loans and (2) the amount by which the Certificate Principal Balances of the Class M-6 Certificates have been reduced by any payments from Excess Cash Flow pursuant to clause (ix) under the heading "Excess Cash
                                       Flow Distributions" below, on any prior distribution dates and (ii) the greater of (1) the excess of (x) 8.80% of the then current aggregate outstanding Principal Balance of the mortgage loans after giving effect to distributions to be made on that Distribution Date over (y) the aggregate Class Certificate Balance of the Class M-6 Certificates and (2) the
                                       Overcollateralization Floor.  Notwithstanding the foregoing, if a Trigger Event is in effect, the Required Overcollateralization Amount shall be an amount equal to the Required
                                       Overcollateralization Amount for the immediately preceding distribution date plus any amount by which the Certificate Principal Balances of the Class M-6 Certificates have been reduced by any payments of Excess Cash Flow pursuant to clause (ix) under the heading "Excess Cash
                                       Flow Distributions" for the prior distribution date.

  OVERCOLLATERALIZATION FLOOR:        0.50% of the Cut-off Date Principal Balance of the Mortgage Loans.

  OVERCOLLATERALIZATION REDUCTION     With respect to any Distribution Date, the amount equal to the lesser of (a) the excess of
  AMOUNT:                             the Overcollateralization Amount over the Required Overcollateralization Amount for that
                                      Distribution Date and (b) the Principal Remittance Amount for that Distribution Date.

  OVERCOLLATERALIZATION INCREASE      With respect to any Distribution Date, an amount equal to the lesser of (i) the Excess Cash
  AMOUNT:                             Flow plus amounts received by the trustee under the Yield Maintenance Agreement and/or Swap
                                      Agreement for that Distribution Date available for distribution pursuant to clause (iii)
                                      under the heading "Excess Cash Flow Distributions" below and (ii) the excess, if any, of (x)
                                      the Required Overcollateralization Amount for that Distribution Date over (y) the
                                      Overcollateralization Amount for that Distribution Date.

  STEPDOWN DATE:                      The earlier to occur of (i) the Distribution Date immediately succeeding the Distribution
                                      Date on which the aggregate Certificate Principal Balance of the Class A Certificates has
                                      been reduced to zero or (ii) the later to occur of (x) the Distribution Date in September
                                      2009 and (y) the first Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans as of the end of the related due period is less than one-half of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-Off Date.

  SENIOR ENHANCEMENT PERCENTAGE:      On any Distribution Date, the Senior Enhancement Percentage will be equal to a fraction, the numerator of which is the sum of (x) the aggregate Certificate Principal balance of the
                                      Class M Certificates immediately prior to that Distribution Date and (y) the
                                      Overcollateralization Amount, in each case prior to the distribution of the Principal
                                      Distribution Amount on such Distribution Date, and the denominator of which is the aggregate
                                      Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date.

  EXCESS CASH FLOW:                   For any Distribution Date, the sum of (a) the excess of the available distribution amount over the sum of (x) the interest distribution amount for the Offered Certificates for that
                                      Distribution Date and (y) the Principal Remittance Amount for that Distribution Date and (b)
                                      any Overcollateralization Reduction Amount, if any, for that Distribution Date.

                                      Excess Cash Flow may be used, among other things, to protect the Offered Certificates against realized losses by making an additional payment of principal up to the amount of the realized losses.

 SIXTY-PLUS DELINQUENCY PERCENTAGE:   With respect to any distribution date, the fraction,  expressed as a percentage, equal to (x)
                                      the  aggregate  Stated  Principal  Balance  of the  Mortgage  Loans  that are 60 or more days delinquent  in payment of  principal  and  interest  for that  distribution  date,  including mortgage loans in foreclosure  and REO, over (y) the aggregate  Stated  Principal  Balance of all mortgage loans immediately preceding that distribution date.

  TRIGGER EVENT:                      A Trigger Event is in effect on any Distribution Date on or after the Stepdown Date if either (a) the three-month average of the Sixty-Plus Delinquency Percentage for such
                                      Distribution Date and the preceding two Distribution Dates equals or exceeds [41.00]% of the
                                      Senior Enhancement Percentage for that Distribution Date, (b) on or after the Distribution
                                      Date in September 2008 the cumulative realized losses on the Mortgage Loans as a percentage of the Cut-off Date Principal Balance of the Mortgage Loans exceed the following amounts:

                                     Distribution Date                               Required Loss Percent
                                    ------------------------------------------------------------------------------------------------
                                     Month 25 to Month 36                            [1.25]% with respect to month 25, plus an
                                                                                     additional 1/12 of [1.60]% for each month
                                                                                     thereafter
                                     Month 37 to Month 48                            [2.85]% with respect to month 37, plus an
                                                                                     additional 1/12 of [1.75]% for each month
                                                                                     thereafter
                                     Month 49 to Month 60                            [4.60]% with respect to month 49, plus an
                                                                                     additional 1/12 of [1.40]% for each month
                                                                                     thereafter
                                     Month 61 to Month 72                            [6.00]% with respect to month 61, plus an
                                                                                     additional 1/12 of [0.85]% for each month
                                                                                     thereafter
                                     Month 73 to Month 84                            [6.85]% with respect to month 73, plus an
                                                                                     additional 1/12 of [0.15]% for each month
                                                                                     thereafter

                                     Month 85 and thereafter                         [7.00]%
                                     ------------------------------------------------------------------------------------------------

DISTRIBUTIONS

INTEREST DISTRIBUTIONS:
                                       On each Distribution Date, accrued and unpaid interest (less any Prepayment Interest
                                       Shortfalls not covered by Eligible Master Servicing Compensation, any Relief Act Shortfalls
                                       or any Deferred Interest Shortfall) will be paid to the holders of Offered Certificates to the extent of the available distribution amount as described in the Prospectus in the following order of priority:

                                      (i)      To the Class A Certificates, pro rata;
                                      (ii)     To the Class M-1 Certificates;
                                      (iii)    To the Class M-2 Certificates;
                                      (iv)     To the Class M-3 Certificates;
                                      (v)      To the Class M-4 Certificates;
                                      (vi)     To the Class M-5 Certificates; and
                                      (vii)    To the Class M-6 Certificates.

PRINCIPAL DISTRIBUTIONS:
                                       On each Distribution Date, the Principal Distribution Amount will be distributed as follows:

                                      (i)      To the Class A Certificates, sequentially, the Class A Principal Distribution Amount until the Certificate Principal Balance of each class of Class A Certificates is reduced to zero;
                                      (ii)     To the Class M-1 Certificates, the Class M-1 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-1 Certificates is reduced to zero;
                                      (iii)    To the Class M-2 Certificates, the Class M-2 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-2 Certificates is reduced to zero;
                                      (iv)     To the Class M-3 Certificates, the Class M-3 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-3 Certificates is reduced to zero;
                                      (v)      To the Class M-4 Certificates, the Class M-4 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-4 Certificates is reduced to zero;
                                      (vi)     To the Class M-5 Certificates, the Class M-5 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-5 Certificates is reduced to zerol and
                                      (vii)    To the Class M-6 Certificates, the Class M-6 Principal Distribution Amount, until the Certificate Principal Balance of the Class M-6 Certificates is reduced to zero.
CAPITALIZATION REIMBURSEMENT AMOUNT:
                                       With respect to any distribution date, the amount of Advances or Servicing Advances that were added to the Stated Principal Balance of the Mortgage Loans during the preceding calendar month and reimbursed to the master servicer or subservicer on or prior to that distribution date.
EXCESS CASH FLOW DISTRIBUTIONS:
                                       On any Distribution Date, the Excess Cash Flow and subsequent recoveries received by the
                                       Master Servicer with respect to any defaulted Mortgage Loan will be allocated among the certificates as set forth in the Prospectus in the following order of priority:

                                  (i)      as part of the Principal Distribution Amount, to pay to the holders of the Class A
                                           Certificates and Class M Certificates, in the priority described under "Principal
                                           Distributions" above, in reduction of their Certificate Principal Balances, the principal portion of realized losses previously allocated to reduce the Certificate
                                           Principal Balance of any class of Class A or Class M Certificates and remaining unreimbursed, but only to the extent of subsequent recoveries for that Distribution
                                           Date;
                                  (ii)     as part of the Principal Distribution Amount, to pay to the holders of the Class A
                                           Certificates and Class M Certificates, in the priority described under "Principal
                                           Distributions" above, in reduction of their Certificate Principal Balances, the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;
                                  (iii)    to pay the holders of the Class A Certificates and Class M Certificates as part of the
                                           Principal Distribution Amount, in the priority described under "Principal
                                           Distributions" above, any Overcollateralization Increase Amount;
                                  (iv)     to pay the holders of Class A Certificates and Class M Certificates, the amount of any
                                           Prepayment Interest Shortfalls allocated thereto for that Distribution Date, on a pro rata basis based on Prepayment Interest Shortfalls allocated thereto, to the extent not covered by the Eligible Master Servicing Compensation on that Distribution Date;
                                  (v)      to pay to the holders of the Class A Certificates and Class M Certificates, any
                                           Prepayment Interest Shortfalls remaining unpaid from prior Distribution Dates together with interest thereon, on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;
                                  (vi)     to pay to the holders of the Class A Certificates on a pro-rata basis, and then to the
                                           Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates in
                                           that order of priority, the amount of any Net WAC Cap Rate Shortfall Carry-Forward
                                           Amounts remaining unpaid as of that Distribution Date;
                                  (vii)    to pay to the holders of the Class A Certificates and Class M Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief
                                           Act Shortfalls allocated thereto for that Distribution Date;
                                  (viii)   to pay to the holders of the Class A Certificates on a pro-rata basis, and then to the
                                           Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates in
                                           that order of priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed;
                                  (ix)     to pay the holders of the Class M-6 Certificates, as principal, an amount equal to the lesser of (x) 25% of the Excess Cash Flow remaining after payment of priorties (i)
                                           through (viii) and (y) the Certificate Principal Balance of the Class M-6
                                           Certificates, until the Certificate Principal Balance of the Class M-6 Certificates
                                           has been reduced to zero;
                                  (x)      to pay any swap termination payments owed to the swap counterparty due to a Swap
                                           Counterparty Trigger Event; and
                                  (xi)     to pay any balance remaining as provided in the pooling and servicing agreement.

PRINCIPAL REMITTANCE AMOUNT:
                                       For any Distribution Date, the sum of the following amounts: (i) the principal portion of all scheduled monthly payments on the Mortgage Loans received or advanced with respect to the related due period; (ii) the principal portion of all proceeds of the repurchase of
                                       Mortgage Loans or, in the case of substitution, amounts representing a principal adjustment as required in the pooling and servicing agreement during the preceding calendar month; and (iii) the principal portion of all other unscheduled collections received on the Mortgage Loans during the preceding calendar month including, without limitation, full and partial principal prepayments made by the respective mortgagors, to the extent not distributed in the preceding month but excluding subsequent recoveries.

PRINCIPAL DISTRIBUTION AMOUNT:          For any Distribution Date, the lesser of (a) the excess of (x) the available distribution amount, plus with respect to clauses (iii) and (iv) below, amounts received by the trustee under the Yield Maintenance Agreement and/or Swap Agreement over (y) the Interest
                                        Distribution Amount and (b) the sum of the following amounts:

                                      (i)      the Principal Remittance Amount for the Mortgage Loans,
                                      (ii)     the lesser of (a) subsequent recoveries for that Distribution Date and (b) the principal portion of any realized losses allocated to any class of Class A and
                                               Class M Certificates on a prior Distribution Date and remaining unpaid;
                                      (iii)    the sum of (I) the lesser of (a) the Excess Cash Flow for that Distribution Date, to the extent not used in the clause (ii) above on such Distribution Date, and
                                               (b) the principal portion of any realized losses incurred, or deemed to have been incurred, on any Mortgage Loans in the calendar month preceding that Distribution
                                               Date to the extent covered by Excess Cash Flow for that Distribution Date; (II)
                                               the principal portion of any Realized Losses incurred, or deemed to have been incurred, on any Mortgage Loans in the calendar month preceding that Distribution
                                               Date to the extent covered by payments under the Yield Maintenance Agreement for that Distribution Date; and (III) the principal portion of any Realized Losses incurred, or deemed to have been incurred, on any Mortgage Loans in the calendar month preceding that Distribution Date to the extent covered by payments made by the swap counterparty for that Distribution Date; and
                                      (iv)     the sum of (I) the lesser of (a) the Excess Cash Flow for that Distribution Date, to the extent not used pursuant to the clause (ii) and clause (iii) above on such
                                               Distribution Date, and (b) the amount of any Overcollateralization Increase Amount
                                               (provided for purposes of this clause, the Overcollateralization Increase Amount will be calculated without giving effect to the availability of the amounts described in clause (ix) under the heading "Excess Cash Flow Distributions" for that Distribution Date); (II) the amount of any Overcollateralization Increase
                                               Amount for that Distribution Date to the extent covered by payments under the
                                               Yield Maintenance Agreement and (III) the amount of any Overcollateralization
                                               Increase Amount for that Distribution Date to the extent covered by payments made by the swap counterparty;

                                         minus

                                      (v)      the amount of any Overcollateralization Reduction Amount for that Distribution Date;
                                      (vi)     the amount of any Deferred Interest paid out of principal collections as part of the related Interest Distribution Amount for that distribution date, as described under "Interest Distributions" above;
                                      (vii)    any Capitalization Reimbursement Amount; and
                                      (viii)   any net swap payments or Swap Termination Payment not due to a Swap Counterparty
                                               Trigger Event owed to the swap counterparty to the extent not previously paid from interest or principal collections on the mortgage loans.

                                       In no event will the Principal Distribution Amount on any Distribution Date be less than zero or greater than the outstanding aggregate Certificate Balance of the Class A and
                                       Class M Certificates.

CLASS A PRINCIPAL DISTRIBUTION AMOUNT:
                                       With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the
                                       Stepdown Date if a Trigger Event is in effect for that Distribution Date, the Principal
                                       Distribution Amount for that Distribution Date or (ii) on or after the Stepdown Date if a
                                       Trigger Event is not in effect for that Distribution Date, the lesser of (a) the Principal
                                       Distribution Amount for that Distribution Date and (b) the excess, if any, of (x) the aggregate Certificate Principal Balance of the Class A Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable
                                       Subordination Percentage and the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to the distributions to be made on such Distribution Date minus the Overcollateralization Floor.
CLASS M-1 PRINCIPAL DISTRIBUTION
AMOUNT:                                With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the
                                       Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining
                                       Principal Distribution Amount for that Distribution Date after distribution of the Class A
                                       Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining  Principal
                                       Distribution Amount for that Distribution Date after distribution of the Class A Principal
                                       Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate Certificate
                                       Principal Balance of the Class A Certificates, after taking into account the payment of the Class A Principal Distribution Amount for that Distribution Date and (ii) the
                                       Certificate Principal Balance of the Class M-1 Certificates immediately prior to that
                                       Distribution Date over (y) the lesser of (i) the product of the applicable Subordination
                                       Percentage and the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate Stated
                                       Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the Overcollateralization Floor.
CLASS M-2 PRINCIPAL DISTRIBUTION
AMOUNT:                                With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the
                                       Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining
                                       Principal Distribution Amount for that Distribution Date after distribution of the Class A
                                       Principal Distribution Amount and the Class M-1 Principal Distribution Amount, or (ii) on
                                       or after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount and the Class M-1 Principal
                                       Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate Certificate
                                       Principal Balance of the Class A Certificates and Class M-1 Certificates, after taking into account the payment of the Class A Principal Distribution Amount and Class M-1 Principal
                                       Distribution Amount for that Distribution Date and (ii) the Certificate Principal Balance
                                       of the Class M-2 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the aggregate
                                       Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate Stated Principal Balance of the
                                       Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the Overcollateralization Floor.
CLASS M-3 PRINCIPAL DISTRIBUTION
AMOUNT:                                With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the
                                       Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining
                                       Principal Distribution Amount for that Distribution Date after distribution of the
                                       Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the
                                       Class M-2 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger
                                       Event is not in effect for that Distribution Date, the lesser of (a) the remaining
                                       Principal Distribution Amount for that Distribution Date after distribution of the Class A
                                       Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class
                                       M-2 Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate
                                       Certificate Principal Balance of the Class A Certificates, Class M-1 Certificates and Class
                                       M-2 Certificates, after taking into account the payment of the Class A Principal
                                       Distribution Amount, Class M-1 Principal Distribution Amount, and Class M-2 Principal
                                       Distribution Amount for that Distribution Date and (ii) the Certificate Principal Balance
                                       of the Class M-3 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the aggregate
                                       Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate Stated Principal Balance of the
                                       Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the Overcollateralization Floor.
CLASS M-4 PRINCIPAL DISTRIBUTION
AMOUNT:                                With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the
                                       Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining
                                       Principal Distribution Amount for that Distribution Date after distribution of the Class A
                                       Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2
                                       Principal Distribution Amount and the Class M-3 Principal Distribution Amount or (ii) on or
                                       after the Stepdown Date if a Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class A Principal Distribution Amount, the Class M-1 Principal
                                       Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3
                                       Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate
                                       Certificate Principal Balance of the Class A Certificates, Class M-1 Certificates, Class
                                       M-2 Certificates and Class M-3 Certificates, after taking into account the payment of the
                                       Class A Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2
                                       Principal Distribution Amount and Class M-3 Principal Distribution Amount for that
                                       Distribution Date and (ii) the Certificate Principal Balance of the Class M-4 Certificates
                                       immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable Subordination Percentage and the aggregate Stated Principal Balance of the
                                       Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the Overcollateralization Floor.
CLASS M-5 PRINCIPAL DISTRIBUTION
AMOUNT:                                With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the
                                       Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining
                                       Principal Distribution Amount for that Distribution Date after distribution of the
                                       Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the
                                       Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and
                                       the Class M-4 Principal Distribution Amount or (ii) on or after the Stepdown Date if a
                                       Trigger Event is not in effect for that Distribution Date, the lesser of (a) the remaining
                                       Principal Distribution Amount for that Distribution Date after distribution of the Class A
                                       Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2
                                       Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class
                                       M-4 Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate
                                       Certificate Principal Balance of the Class A Certificates, Class M-1 Certificates, Class
                                       M-2 Certificates, Class M-3 Certificates and Class M-4 Certificates, after taking into account the payment of the Class A Principal Distribution Amount, Class M-1 Principal
                                       Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal
                                       Distribution Amount and Class M-4 Principal Distribution Amount for that Distribution Date and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable
                                       Subordination Percentage and the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the Overcollateralization Floor.
CLASS M-6 PRINCIPAL DISTRIBUTION
AMOUNT:                                With respect to any Distribution Date (i) prior to the Stepdown Date or on or after the
                                       Stepdown Date if a Trigger Event is in effect for that Distribution Date, the remaining
                                       Principal Distribution Amount for that Distribution Date after distribution of the
                                       Class A Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the
                                       Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the
                                       Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount or
                                       (ii) on or after the Stepdown Date if a Trigger Event is not in effect for that
                                       Distribution Date, the lesser of (a) the remaining Principal Distribution Amount for that
                                       Distribution Date after distribution of the Class A Principal Distribution Amount, the
                                       Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the
                                       Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and
                                       the Class M-5 Principal Distribution Amount and (b) the excess of (x) the sum of (i) the aggregate Certificate Principal Balance of the Class A Certificates, Class M-1
                                       Certificates, Class M-2 Certificates, Class M-3 Certificates, Class M-4 Certificates and
                                       Class M-5 Certificates, after taking into account the payment of the Class A Principal
                                       Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal
                                       Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal
                                       Distribution Amount and Class M-5 Principal Distribution Amount for that Distribution Date and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to that Distribution Date over (y) the lesser of (i) the product of the applicable
                                       Subordination Percentage and the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date and (ii) the aggregate Stated Principal Balance of the Mortgage Loans after giving effect to distributions to be made on that Distribution Date minus the Overcollateralization Floor.

ALLOCATION OF LOSSES:                 Any realized losses will be allocated in the following order of priority:

                                      (i)      To Excess Cash Flow for the related Distribution Date;
                                      (ii)     To amounts available under the Yield Maintenance Agreement;
                                      (iii)    To Net Swap Payments received from the Swap Counterparty;
                                      (iv)     To the Overcollateralization Amount, until reduced to zero;
                                      (v)      To the Class M-6 Certificates, until reduced to zero;
                                      (vi)     To the Class M-5 Certificates, until reduced to zero;
                                      (vii)    To the Class M-4 Certificates, until reduced to zero;
                                      (viii)   To the Class M-3 Certificates, until reduced to zero;
                                      (ix)     To the Class M-2 Certificates, until reduced to zero;
                                      (x)      To the Class M-1 Certificates, until reduced to zero; and
                                      (xi)     To the Class A Certificates on a pro-rata basis, until reduced to zero.

YIELD MAINTENANCE AGREEMENT

   On the Closing Date, the Trustee will enter into a Yield  Maintenance  Agreement with [TBD] (the  "Counterparty")  for the benefit of the Class A and Class M Certificates.  On each Distribution Date,  payments under the Yield Maintenance  Agreement will be made based on an  amount  equal to the  lesser  of (a) the  notional  amount  set  forth in the  table  below  and (b) the  outstanding aggregate  Certificate  Principal Balance of the Class A and Class M Certificates  immediately  preceding that Distribution  Date.
   The  Counterparty  will be obligated to make monthly  payments to the Trustee when  one-month  LIBOR  exceeds the strike rates set forth below  beginning with the  Distribution  Date in October 2006.  The Yield  Maintenance  Agreement  will terminate  after the
   Distribution Date in November 2011.

              DISTRIBUTION   NOTIONAL BALANCE                            DISTRIBUTION    NOTIONAL BALANCE
   PERIOD         DATE              ($)          STRIKE (%)    PERIOD        DATE              ($)           STRIKE (%)
------------- ------------- -------------------- ------------ ---------- -------------- ------------------- --------------
     1         9/25/2006            N/A              N/A         33          5/25/2009    10,050,790.71        5.291%
     2         10/25/2006      1,963,423.34        5.624%        34          6/25/2009    10,009,066.58        5.297%
     3         11/25/2006      3,942,994.15        5.661%        35          7/25/2009     9,959,730.42        5.325%
     4         12/25/2006      5,933,958.63        5.650%        36          8/25/2009     9,903,375.90        5.321%
     5         1/25/2007       7,860,795.28        5.676%        37          9/25/2009     2,786,619.39        5.328%
     6         2/25/2007       9,703,129.36        5.651%        38         10/25/2009     8,070,527.86        5.356%
     7         3/25/2007       11,372,200.68       5.642%        39         11/25/2009     8,030,944.37        5.355%
     8         4/25/2007       11,140,958.14       5.564%        40         12/25/2009     7,986,435.05        5.369%
     9         5/25/2007       12,371,492.67       5.547%        41          1/25/2010     7,937,352.52        5.392%
     10        6/25/2007       13,487,669.87       5.522%        42          2/25/2010     7,884,025.84        5.393%
     11        7/25/2007       14,567,862.69       5.435%        43          3/25/2010     7,826,769.55        5.398%
     12        8/25/2007       15,541,627.76       5.404%        44          4/25/2010     7,765,881.24        5.413%
     13        9/25/2007       16,446,025.59       5.367%        45          5/25/2010     7,701,642.11        5.414%
     14        10/25/2007      16,621,794.76       5.330%        46          6/25/2010     7,635,068.03        5.422%
     15        11/25/2007      17,508,725.08       5.298%        47          7/25/2010     7,565,661.49        5.443%
     16        12/25/2007      18,391,142.77       5.273%        48          8/25/2010     7,493,660.32        5.446%
     17        1/25/2008       19,618,294.05       5.298%        49          9/25/2010     7,419,289.47        5.455%
     18        2/25/2008       20,541,457.37       5.240%        50         10/25/2010     7,085,874.89        5.468%
     19        3/25/2008       21,168,572.31       5.225%        51         11/25/2010    26,930,593.87        5.472%
     20        4/25/2008       16,427,770.32       5.252%        52         12/25/2010    26,224,829.63        5.487%
     21        5/25/2008       16,625,119.57       5.230%        53          1/25/2011    25,537,572.68        5.505%
     22        6/25/2008       16,657,917.43       5.223%        54          2/25/2011    24,868,257.98        5.508%
     23        7/25/2008       16,657,802.25       5.250%        55          3/25/2011    24,216,401.92        5.503%
     24        8/25/2008       16,629,990.58       5.234%        56          4/25/2011    23,437,088.12        5.478%
     25        9/25/2008       16,578,162.87       5.231%        57          5/25/2011    22,825,732.71        5.466%
     26        10/25/2008      12,367,012.52       5.258%        58          6/25/2011    22,230,188.46        5.466%
     27        11/25/2008      12,353,133.81       5.245%        59          7/25/2011    21,650,044.49        5.474%
     28        12/25/2008      12,324,756.98       5.250%        60          8/25/2011    21,084,900.43        5.491%
     29        1/25/2009       12,282,999.13       5.301%        61          9/25/2011    20,534,367.10        5.507%
     30        2/25/2009       12,228,995.05       5.260%        62         10/25/2011    19,375,662.82        5.515%
     31        3/25/2009       12,163,798.74       5.264%        63         11/25/2011    18,881,218.69        5.523%
     32        4/25/2009       10,084,272.09       5.298%

SWAP AGREEMENT

 On the Closing Date,  the Trustee on behalf of a trust  ("Supplemental  Interest  Trust") will enter into a Swap Agreement with [TBD]
 (the  "Swap  Counterparty")  for the  benefit  of the Class A and  Class M  Certificates.  The Swap  Agreement  will have an  initial notional amount of $280,036,962.  Under the Swap Agreement,  on each Distribution  Date (i) the Supplemental  Interest Trust shall be obligated to pay to the Swap  Counterparty  an amount equal to [5.40]% per annum on a notional  amount equal to the lesser of (a) the notional  amount set forth in the table below and (b) the  outstanding  aggregate  Certificate  Principal  Balance of the Class A and
 Class M  Certificates  immediately  preceding that  Distribution  Date and (ii) the  Supplemental  Interest Trust will be entitled to receive from the Swap  Counterparty  an amount equal to One-Month  LIBOR on a notional amount equal to the lesser of (a) the notional amount  set forth in the table  below and (b) the  outstanding  aggregate  Certificate  Principal  Balance of the Class A and Class M
 Certificates  immediately  preceding that  Distribution  Date, in each case as accrued during the related swap accrual period,  until the  swap is  retired.  Only  the net  amount  of the two  obligations  above  will be  paid by the  appropriate  party.  Upon  early termination of the Swap  Agreement,  the  Supplemental  Interest Trust or the Swap  Counterparty  may be liable to make a termination payment (the "Swap Termination Payment") to the other party,  regardless of which party caused the termination.  The Swap Termination
 Payment will be computed in  accordance  with the  procedures  set forth in the Swap  Agreement.  In the event that the  Supplemental
 Interest Trust is required to make a Swap Termination  Payment,  that payment will be paid on the related  Distribution  Date, and on any subsequent  Distribution  Dates until paid in full, prior to distributions to  Certificateholders  (other than a Swap Termination
 Payment due to a Swap Provider Trigger Event).

 Amounts payable by the  Supplemental  Interest Trust in respect of net swap payments and Swap  Termination  Payments (other than Swap
 Termination  Payments  resulting from a Swap Counterparty  Trigger Event) will be deducted from available funds before  distributions to the holders of the Class A Certificates and Class M Certificates.  On each Distribution  Date, such amounts will be distributed by the Supplemental  Interest Trust to the swap counterparty,  first to make any net swap payment owed to the swap counterparty pursuant to the swap agreement for such  Distribution  Date, and second to make any Swap  Termination  Payment not due to a Swap  Counterparty
 Trigger Event owed to the swap counterparty  pursuant to the swap agreement.  Payments by the Supplemental Interest Trust to the swap counterparty  in respect of any Swap  Termination  Payment  triggered  by a Swap  Counterparty  Trigger  Event  pursuant  to the swap agreement will be  subordinated  to  distributions  to the holders of the Class A Certificates  and Class M Certificates  and will be paid by the Supplemental Interest Trust to the swap counterparty as set forth in the pooling and servicing agreement.

 Amounts  payable by the swap  counterparty  to the  Supplemental  Interest  Trust  (other  than Swap  Termination  Payments)  will be deposited by the trustee into the swap account, and will be distributed as follows:

 On any Distribution Date, net swap payments received from the swap counterparty by the supplemental interest trust will be deposited by the trustee into the swap account and, to the extent not already covered by Excess Cash Flow and payments received by the trust under the Yield Maintenance Agreement, will be allocated among the certificates as set forth in the Prospectus in the following order of priority:

(i)      as part of the Principal Distribution Amount, to pay to the holders of the Offered Certificates, in the priority described under "Principal Distributions" above, in reduction of their Certificate Principal Balances, the principal portion of realized losses incurred on the Mortgage Loans for the preceding calendar month;
(ii)     to pay the holders of the Offered Certificates as part of the Principal Distribution Amount, in the priority described under
                "Principal Distributions" above, any Overcollateralization Increase Amount;
(iii)    to pay the holders of Offered Certificates, the amount of any Prepayment Interest Shortfalls allocated thereto for that
                Distribution Date, on a pro rata basis based on Prepayment Interest Shortfalls allocated thereto, to the extent not covered by the Eligible Master Servicing Compensation on that Distribution Date;
(iv)     to pay to the holders of the Offered Certificates, any Prepayment Interest Shortfalls remaining unpaid from prior
                Distribution Dates together with interest thereon, on a pro rata basis based on unpaid prepayment interest shortfalls previously allocated thereto;
(v)      to pay to the holders of the Class A Certificates on a pro-rata basis, and then to the Class M-1, Class M-2, Class M-3,
                Class M-4, Class M-5 and Class M-6 Certificates in that order of priority, the amount of any Net WAC Cap Rate
                Shortfall Carry-Forward Amounts remaining unpaid as of that Distribution Date;
(vi)     to pay to the holders of the Offered Certificates, the amount of any Relief Act Shortfalls allocated thereto, on a pro rata basis based on Relief Act Shortfalls allocated thereto for that Distribution Date;
(vii)    to pay to the holders of the Class A Certificates on a pro-rata basis, and then to the Class M-1, Class M-2, Class M-3,
                Class M-4, Class M-5 and Class M-6 Certificates in that order of priority, the principal portion of any realized losses previously allocated thereto that remain unreimbursed;
(viii)   to pay the holders of the Class M-6 Certificates, as principal, an amount equal to the lesser of (x) 25% of the net swap payments remaining after payment of priorties (i) through (vii) and (y) the Certificate Principal Balance of the
                Class M-6 Certificates, until the Certificate Principal Balances has been reduced to zero; and
(ix)     to pay any balance remaining as provided in the pooling and servicing agreement.

SWAP AGREEMENT (CONT'D)

              DISTRIBUTION                                     DISTRIBUTION     NOTIONAL
   PERIOD         DATE       NOTIONAL BALANCE ($)    PERIOD        DATE        BALANCE ($)
------------- -------------- --------------------- ----------- -------------- --------------
     1          9/25/2006       280,036,961.51         31        3/25/2009    36,746,833.87
     2         10/25/2006       259,139,735.07         32        4/25/2009    31,817,032.06
     3         11/25/2006       248,832,465.73         33        5/25/2009    30,363,814.96
     4         12/25/2006       238,277,204.93         34        6/25/2009    28,962,734.09
     5          1/25/2007       227,727,281.21         35        7/25/2009    27,611,759.37
     6          2/25/2007       217,282,627.65         36        8/25/2009    26,308,950.45
     7          3/25/2007       207,330,839.78         37        9/25/2009    32,106,390.95
     8          4/25/2007       183,047,657.16         38       10/25/2009    30,882,070.77
     9          5/25/2007       174,977,089.14         39       11/25/2009    29,878,015.83
     10         6/25/2007       167,257,534.94         40       12/25/2009    28,907,296.70
     11         7/25/2007       159,611,171.62         41        1/25/2010    27,968,761.71
     12         8/25/2007       152,278,396.75         42        2/25/2010    27,061,295.02
     13         9/25/2007       145,126,752.69         43        3/25/2010    26,183,825.94
     14        10/25/2007       134,686,990.11         44        4/25/2010    25,335,322.56
     15        11/25/2007       127,524,130.46         45        5/25/2010    24,514,790.28
     16        12/25/2007       120,177,492.71         46        6/25/2010    23,723,808.36
     17         1/25/2008       111,099,886.08         47        7/25/2010    22,958,789.35
     18         2/25/2008       102,859,252.37         48        8/25/2010    22,218,848.56
     19         3/25/2008       95,633,017.28          49        9/25/2010    21,503,133.32
     20         4/25/2008       74,529,978.76          50       10/25/2010    20,569,190.06
     21         5/25/2008       70,195,859.83
     22         6/25/2008       66,865,556.91
     23         7/25/2008       63,714,163.85
     24         8/25/2008       60,710,834.99
     25         9/25/2008       57,841,747.60
     26        10/25/2008       46,427,209.49
     27        11/25/2008       44,331,386.48
     28        12/25/2008       42,319,160.98
     29         1/25/2009       40,386,633.85
     30         2/25/2009       38,530,303.87

                                                      $291,892,000 (APPROXIMATE)

                                              GMAC RFC [GRAPHIC OMITTED][GRAPHIC OMITTED]

                                           MORTGAGE ASSET-BACKED PASS-THROUGH CERTIFICATES,
                                                           SERIES 2006-SP3

                                                      RAAC SERIES 2006-SP3 TRUST
                                                            ISSUING ENTITY

                                              RESIDENTIAL ASSET MORTGAGE PRODUCTS, INC.
                                                 DEPOSITOR (SEC FILE NO. 333-125485)

                                                   RESIDENTIAL FUNDING CORPORATION
                                                     MASTER SERVICER AND SPONSOR

                                                           AUGUST 21, 2006

--------------------------------------------------------------------------------------------------------------------------------------

                                                  CREDIT SUISSE  [GRAPHIC OMITTED]

DISCLAIMER

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates.  Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.  You may get these documents for free by visiting EDGAR on the SEC website at www.sec.gov.  Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free
1-800-221-1037.

This free writing prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement that will be prepared for the securities offering to which this free writing prospectus relates.  This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this free writing prospectus is preliminary, and may be superseded by an additional free writing prospectus provided to you prior to the time you enter into a contract of sale.  This preliminary free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to herein.
The securities are being offered when, as and if issued.  In particular, you are advised that these securities, and the asset pools backing them, are subject to modification or revision (including, among other things, the possibility that one or more classes of securities may be split, combined or eliminated), at any time prior to issuance or availability of a final prospectus.  As a result, you may commit to purchase securities that have characteristics that may change, and you are advised that all or a portion of the securities may not be issued that have the characteristics described in these materials.  Our obligation to sell securities to you is conditioned on the securities and the underlying transaction having the characteristics described in these materials.

A contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.  You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer),
(2) no representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

                                                 TOTAL MORTGAGE LOANS BY NOTIONAL CREDIT CLASSIFICATION

   ------------------------------------------------------------------------------------------------------------------------------------
   CATEGORY:                           PRIME                A/ALT A             INSURED                 A-                TOTAL
   ------------------------------------------------------------------------------------------------------------------------------------
   ------------------------------------------------------------------------------------------------------------------------------------
   PERCENT OF TOTAL:                   55.89%               27.02%               0.62%                16.47%             100.00%
   ------------------------------------------------------------------------------------------------------------------------------------
   ------------------------------------------------------------------------------------------------------------------------------------
   FIXED:                              43.52%               28.55%               47.27%               25.21%              36.48%
   ------------------------------------------------------------------------------------------------------------------------------------
   ------------------------------------------------------------------------------------------------------------------------------------
   ARM:                                56.48%               71.45%               52.73%               74.79%              63.52%
   ------------------------------------------------------------------------------------------------------------------------------------
   ------------------------------------------------------------------------------------------------------------------------------------
   CURRENT BALANCE:                168,882,694.45        81,640,136.15        1,884,750.39        49,757,323.30       302,164,904.29
   ------------------------------------------------------------------------------------------------------------------------------------
   ------------------------------------------------------------------------------------------------------------------------------------
   LOAN COUNT:                         1,197                  604                  11                  485                2,297
   ------------------------------------------------------------------------------------------------------------------------------------
   ------------------------------------------------------------------------------------------------------------------------------------
   AVERAGE BALANCE:                  141,088.30           135,165.79           171,340.94           102,592.42          131,547.63
   ------------------------------------------------------------------------------------------------------------------------------------
   ------------------------------------------------------------------------------------------------------------------------------------
   WAM (MOS):                           323                   330                 330                  314                 324
   ------------------------------------------------------------------------------------------------------------------------------------
   ------------------------------------------------------------------------------------------------------------------------------------
   WA AGE (MOS):                         21                   21                   30                   34                  23
   ------------------------------------------------------------------------------------------------------------------------------------
   ------------------------------------------------------------------------------------------------------------------------------------
   WA ORIG. TERM (MOS):                 344                   351                 360                  348                 347
   ------------------------------------------------------------------------------------------------------------------------------------
   ------------------------------------------------------------------------------------------------------------------------------------
   BALLOON:                            9.78%                 9.04%               0.00%                13.49%              10.13%
   ------------------------------------------------------------------------------------------------------------------------------------
   ------------------------------------------------------------------------------------------------------------------------------------
   FIRST LIEN:                         91.77%               99.82%              100.00%               99.83%              95.32%
   ------------------------------------------------------------------------------------------------------------------------------------
   ------------------------------------------------------------------------------------------------------------------------------------
   WA FICO (NON-ZERO):                  710                   642                 598                  600                 673
   ------------------------------------------------------------------------------------------------------------------------------------
   ------------------------------------------------------------------------------------------------------------------------------------
   WA ORIGINAL LTV:                    83.90%               84.01%               92.45%               82.61%              83.77%
   ------------------------------------------------------------------------------------------------------------------------------------
   ------------------------------------------------------------------------------------------------------------------------------------
   WA CURRENT LTV:                     82.64%               82.84%               90.97%               80.69%              82.43%
   ------------------------------------------------------------------------------------------------------------------------------------
   ------------------------------------------------------------------------------------------------------------------------------------
   WA COUPON:                          7.941%               8.259%               7.825%               9.414%              8.269%
   ------------------------------------------------------------------------------------------------------------------------------------
   ------------------------------------------------------------------------------------------------------------------------------------
   WA MARGIN (ARMS ONLY):              5.098%               5.792%               3.401%               6.347%              5.542%
   ------------------------------------------------------------------------------------------------------------------------------------
   ------------------------------------------------------------------------------------------------------------------------------------
   OWNER OCCUPIED:                     85.36%               90.22%              100.00%               91.21%              87.73%
   ------------------------------------------------------------------------------------------------------------------------------------
   ------------------------------------------------------------------------------------------------------------------------------------
   PURCHASE:                           46.19%               40.26%               44.95%               39.12%              43.42%
   ------------------------------------------------------------------------------------------------------------------------------------
   ------------------------------------------------------------------------------------------------------------------------------------
   EQUITY REFINANCE:                   44.56%               51.02%               2.32%                53.14%              47.46%
   ------------------------------------------------------------------------------------------------------------------------------------
   ------------------------------------------------------------------------------------------------------------------------------------
   RATE/TERM REFINANCE:                9.25%                 8.71%               52.73%               7.74%               9.12%
   ------------------------------------------------------------------------------------------------------------------------------------

The above notional credit classifications of the loans has been prepared on the following basis:

-------------------------------------------------- ----------------------------------------------- ------------------------------------------------
                 CLASSIFICATION                                         FICO                                 12 MONTHS MORTGAGE HISTORY
-------------------------------------------------- ----------------------------------------------- ------------------------------------------------
-------------------------------------------------- ----------------------------------------------- ------------------------------------------------
                      PRIME                                             660+                                           0 x 30
-------------------------------------------------- ----------------------------------------------- ------------------------------------------------
-------------------------------------------------- ----------------------------------------------- ------------------------------------------------
                     A/ALT A                                            620+                                         Max 2 x 30
-------------------------------------------------- ----------------------------------------------- ------------------------------------------------
-------------------------------------------------- ------------------------------------------------------------------------------------------------
                     INSURED                                               Insured balance after first two classifications
-------------------------------------------------- ------------------------------------------------------------------------------------------------
-------------------------------------------------- ----------------------------------------------- ------------------------------------------------
                       A-                                               580+                                           0 x 60
-------------------------------------------------- ----------------------------------------------- ------------------------------------------------

                                                                   THE MORTGAGE LOANS

--------------------------------------- -------------------------- -------------------------- --------------------------
Aggregate Outstanding Principal
Balance                                                                 $302,164,904.29
Aggregate Original Principal Balance                                    $309,570,032.07
Number of Mortgage Loans                                                     2,297
--------------------------------------- -------------------------- -------------------------- --------------------------

--------------------------------------- -------------------------- -------------------------- --------------------------
                                                 MINIMUM                    MAXIMUM                  AVERAGE (1)
Original Principal Balance                      $8,750.00                $1,400,000.00               $134,771.45
Outstanding Principal Balance                   $5,708.14                $1,418,396.47               $131,547.63
--------------------------------------- -------------------------- -------------------------- --------------------------
                                                 MINIMUM                    MAXIMUM              WEIGHTED AVERAGE (2)
Original Term (mos)                                120                        480                        347
Stated remaining Term (mos)                        41                         476                        324
Loan Age (mos)                                      2                         108                        23
Current Interest Rate                            4.250%                     17.750%                    8.269%
Original Loan-to-Value (3), (4)                   7.00%                     116.00%                    83.77%
Current Loan-to-Value (5), (6)                    4.00%                     115.00%                    82.43%
Credit Score                                       580                        819                        673
--------------------------------------- -------------------------- -------------------------- --------------------------

                                                 EARLIEST                    LATEST
Maturity Date                               January 26, 2010             April 1, 2046

                                             NUMBER OF LOANS           PRINCIPAL BALANCE       % OF PRINCIPAL BALANCE
Negative Amortization                              44                    18,424,747.56                  6.10%
Balloon                                            274                   30,606,400.52                 10.13%
Interest Only                                      198                   54,820,259.19                 18.14%
Fully Amortizing                                  1,781                 198,313,497.02                 65.63%

Loans with Pledged Assets                           0                         $0                        0.00%
Cooperatives                                        1                      59,286.55                    0.02%
Condotels                                           0                         $0                        0.00%
Modified Loans                                     14                    1,889,495.46                   0.63%

Loans with DTI Greater Than 60%                   2.59%

DELINQUENCY STATUS                       % OF PRINCIPAL BALANCE
Current                                          100.00%
31-60 days                                        0.00%
--------------------------------------- -------------------------- -------------------------- --------------------------

1)    Sum of Principal Balance divided by total number of loans.
2)    Weighted by Outstanding Principal Balance.
3)    In the above Summary Table and the following mortgage loan tables, the original loan-to-value ratio has been calculated based on the original principal balance of the relevant combined first and second lien (if applicable) mortgage loan divided by the lesser of (i) the original appraised value of the relevant property as indicated in the loan file and
      (ii) in the case of a purchase loan, the original sales price of the relevant property.  Second lien mortgage loans represent approximately 4.68% of the portfolio.
4)    With respect to each of the Mortgage Loans indicated in the above table as having a loan-to-value ratio at origination greater than 125%, a statistical valuation or broker's price opinion was obtained indicating that as of the
      Cut-off Date, the current loan-to-value ratio (computed on the basis of the updated statistical valuation or broker's price opinion and the outstanding principal balance as of the Cut-off Date) was 125% or less.
5)    In the above Summary Table and the following mortgage loan tables, the current loan-to-value ratio has been calculated based on the principal balance of the relevant combined first and second lien (if applicable) mortgage loan as at the Cut-off Date divided by the lesser of (i) the original appraised value of the relevant property as indicated in the loan file and (ii) in the case of a purchase loan, the original sales price of the relevant property.  Second lien mortgage loans represent approximately 4.68% of the portfolio.
6)    With respect to each of the Mortgage Loans indicated in the above table as having a current loan-to value greater than 125% (computed on the basis of the original value of the property), a statistical valuation or broker's price opinion was obtained indicating that as of the Cut-off Date the current loan-to-value ratio (computed on the basis of the updated statistical valuation or broker's price opinion and the outstanding principal balance as of the Cut-off Date) was 125% or less.

CREDIT SCORE DISTRIBUTION OF THE MORTGAGE LOANS

------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
                                                                                                                            WEIGHTED    WEIGHTED
                                                                                                               AVERAGE       AVERAGE     AVERAGE
RANGE OF                                              NUMBER OF          PRINCIPAL         PERCENTAGE OF      PRINCIPAL      CREDIT     ORIGINAL
CREDIT SCORES                                      MORTGAGE LOANS         BALANCE         MORTGAGE LOANS       BALANCE        SCORE        LTV
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
580 - 599                                                       243         $24,601,207              8.14%        $101,240        590       81.08%
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
600 - 619                                                       243          26,432,685               8.75         108,776        609        84.71
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
620 - 639                                                       282          38,020,128              12.58         134,823        630        83.97
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
640 - 659                                                       316          41,775,898              13.83         132,202        650        84.03
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
660 - 679                                                       365          47,509,969              15.72         130,164        670        84.47
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
680 - 699                                                       259          35,992,252              11.91         138,966        689        84.00
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
700 - 719                                                       199          27,861,739               9.22         140,009        709        83.50
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
720 - 739                                                       141          23,105,297               7.65         163,867        729        84.55
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
740 - 759                                                       100          12,645,919               4.19         126,459        749        86.78
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
760 or greater                                                  149          24,219,810               8.02         162,549        780        81.01
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
TOTAL:                                                        2,297        $302,164,904            100.00%        $131,548        673       83.77%
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
*For substantially all of the Mortgage Loans, the Credit Score was updated prior to cut-off date.

As of the cut-off date, the weighted average Credit Score of the Mortgage Loans will be approximately 673.

ORIGINAL MORTGAGE LOAN PRINCIPAL BALANCES OF THE MORTGAGE LOANS

------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
                                                                                                                            WEIGHTED    WEIGHTED
                                                                                                               AVERAGE       AVERAGE     AVERAGE
PLACETYPEPLACERANGE OF PLACENAMEORIGINAL              NUMBER OF          PRINCIPAL         PERCENTAGE OF      PRINCIPAL      CREDIT     ORIGINAL
MORTGAGE
LOAN PRINCIPAL BALANCES                            MORTGAGE LOANS         BALANCE         MORTGAGE LOANS       BALANCE        SCORE        LTV
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
1 - 100,000                                                   1,298         $68,176,493             22.56%         $52,524        661       84.16%
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
100,001 - 200,000                                               578          78,679,120              26.04         136,123        669        88.40
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
200,001 - 300,000                                               180          43,554,608              14.41         241,970        671        82.52
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
300,001 - 400,000                                               105          36,543,046              12.09         348,029        681        82.49
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
400,001 - 500,000                                                72          32,318,173              10.70         448,864        683        80.88
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
500,001 - 600,000                                                27          14,510,400               4.80         537,422        692        80.60
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
600,001 - 700,000                                                19          12,368,190               4.09         650,957        679        78.89
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
700,001 - 800,000                                                 9           6,867,681               2.27         763,076        679        83.71
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
800,001 - 900,000                                                 3           2,528,816               0.84         842,939        642        83.58
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
900,001 - 1,000,000                                               4           3,835,350               1.27         958,838        685        67.39
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
1,000,001 or greater                                              2           2,783,027               0.92       1,391,513        718        74.49
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
TOTAL:                                                        2,297        $302,164,904            100.00%        $131,548        673       83.77%
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------

NET MORTGAGE RATES OF THE MORTGAGE LOANS

------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
                                                                                                                            WEIGHTED    WEIGHTED
                                                                                                               AVERAGE       AVERAGE     AVERAGE
RANGE OF                                              NUMBER OF          PRINCIPAL         PERCENTAGE OF      PRINCIPAL      CREDIT     ORIGINAL
NET MORTGAGE RATES (%)                             MORTGAGE LOANS         BALANCE         MORTGAGE LOANS       BALANCE        SCORE        LTV
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
3.5000 - 3.9999                                                   2            $427,244              0.14%        $213,622        750       82.81%
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
4.0000 - 4.4999                                                   7           1,197,385               0.40         171,055        711        73.68
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
4.5000 - 4.9999                                                  18           3,694,685               1.22         205,260        701        81.18
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
5.0000 - 5.4999                                                  51          13,110,298               4.34         257,065        698        73.98
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
5.5000 - 5.9999                                                  94          28,989,802               9.59         308,402        690        78.72
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
6.0000 - 6.4999                                                 185          45,271,585              14.98         244,711        686        79.95
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
6.5000 - 6.9999                                                 117          28,393,374               9.40         242,678        685        80.82
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
7.0000 - 7.4999                                                 160          36,785,850              12.17         229,912        662        82.78
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
7.5000 - 7.9999                                                 185          25,984,151               8.60         140,455        677        89.91
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
8.0000 - 8.4999                                                 268          33,888,171              11.22         126,448        668        93.51
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
8.5000 - 8.9999                                                 170          18,734,445               6.20         110,203        664        91.94
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
9.0000 - 9.4999                                                 185          14,808,020               4.90          80,043        666        88.12
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
9.5000 - 9.9999                                                 177          12,007,963               3.97          67,842        663        85.74
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
10.0000 - 10.4999                                               157           9,172,806               3.04          58,426        649        78.66
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
10.5000 - 10.9999                                               140           9,099,797               3.01          64,999        641        81.71
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
11.0000 - 11.4999                                               146           8,282,761               2.74          56,731        642        79.31
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
11.5000 - 11.9999                                               106           6,081,738               2.01          57,375        640        81.92
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
12.0000 - 12.4999                                                67           3,361,661               1.11          50,174        639        82.52
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
12.5000 - 12.9999                                                33           1,617,433               0.54          49,013        641        77.57
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
13.0000 - 13.4999                                                18             743,586               0.25          41,310        656        70.84
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
13.5000 - 13.9999                                                 4             373,601               0.12          93,400        697        74.98
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
14.0000 - 14.4999                                                 6              88,581               0.03          14,764        643        87.81
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
17.0000 - 17.4999                                                 1              49,968               0.02          49,968        692       100.00
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------
TOTAL:                                                        2,297        $302,164,904            100.00%        $131,548        673       83.77%
------------------------------------------------- ------------------ ------------------- ------------------ --------------- ---------- ------------

As of the Cut-off Date, the weighted average Net Mortgage Rate of the Mortgage Loans will be approximately 7.769% per annum.

MORTGAGE RATES OF THE MORTGAGE LOANS

------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
                                                                                                                           WEIGHTED    WEIGHTED
                                                                                                               AVERAGE      AVERAGE     AVERAGE
RANGE OF                                              NUMBER OF          PRINCIPAL         PERCENTAGE OF      PRINCIPAL     CREDIT     ORIGINAL
MORTGAGE RATES (%)                                 MORTGAGE LOANS         BALANCE         MORTGAGE LOANS       BALANCE       SCORE        LTV
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
4.0000 - 4.4999                                                   1            $307,185              0.10%       $307,185        785       80.00%
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
4.5000 - 4.9999                                                   4             769,440               0.25        192,360        740        76.37
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
5.0000 - 5.4999                                                  12           2,044,652               0.68        170,388        703        79.63
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
5.5000 - 5.9999                                                  50          14,239,530               4.71        284,791        695        74.67
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
6.0000 - 6.4999                                                  76          21,250,574               7.03        279,613        690        79.03
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
6.5000 - 6.9999                                                 188          47,716,933              15.79        253,813        686        79.77
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
7.0000 - 7.4999                                                 119          27,830,011               9.21        233,866        688        80.50
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
7.5000 - 7.9999                                                 182          42,192,649              13.96        231,828        668        82.73
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
8.0000 - 8.4999                                                 177          25,493,590               8.44        144,032        678        90.19
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
8.5000 - 8.9999                                                 279          35,663,567              11.80        127,826        668        92.15
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
9.0000 - 9.4999                                                 155          17,423,299               5.77        112,408        660        92.88
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
9.5000 - 9.9999                                                 196          16,427,934               5.44         83,816        664        87.80
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
10.0000 - 10.4999                                               152          10,183,879               3.37         66,999        659        86.22
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
10.5000 - 10.9999                                               175          10,391,528               3.44         59,380        652        79.78
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
11.0000 - 11.4999                                               120           7,879,888               2.61         65,666        643        81.50
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
11.5000 - 11.9999                                               154           8,849,430               2.93         57,464        643        79.24
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
12.0000 - 12.4999                                               107           5,962,568               1.97         55,725        635        81.70
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
12.5000 - 12.9999                                                79           4,021,653               1.33         50,907        643        80.92
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
13.0000 - 13.4999                                                34           1,958,633               0.65         57,607        640        83.38
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
13.5000 - 13.9999                                                21             867,735               0.29         41,321        650        71.24
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
14.0000 - 14.4999                                                 9             551,676               0.18         61,297        689        70.89
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
14.5000 - 14.9999                                                 6              88,581               0.03         14,764        643        87.81
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
17.5000 - 17.9999                                                 1              49,968               0.02         49,968        692       100.00
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
TOTAL:                                                        2,297        $302,164,904            100.00%       $131,548        673       83.77%
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------

As of the Cut-off Date, the weighted average mortgage rate of the Mortgage Loans will be approximately 8.269% per annum.

ORIGINAL LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
                                                                                                                           WEIGHTED    WEIGHTED
                                                                                                               AVERAGE      AVERAGE     AVERAGE
PLACETYPEPLACERANGE OF PLACENAMEORIGINAL              NUMBER OF          PRINCIPAL         PERCENTAGE OF      PRINCIPAL     CREDIT     ORIGINAL
LOAN-TO-VALUE RATIOS (%)                           MORTGAGE LOANS         BALANCE         MORTGAGE LOANS       BALANCE       SCORE        LTV
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
50.00 or less                                                   103          $6,052,122              2.00%        $58,758        681       37.31%
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
50.01 - 55.00                                                    41           3,633,965               1.20         88,633        668        52.99
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
55.01 - 60.00                                                    41           5,508,921               1.82        134,364        670        58.98
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
60.01 - 65.00                                                    72          10,533,744               3.49        146,302        680        63.99
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
65.01 - 70.00                                                   109          12,365,975               4.09        113,449        687        69.19
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
70.01 - 75.00                                                   159          18,916,592               6.26        118,972        686        73.99
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
75.01 - 80.00                                                   572          96,110,282              31.81        168,025        669        79.74
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
80.01 - 85.00                                                   228          29,950,684               9.91        131,363        663        84.29
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
85.01 - 90.00                                                   275          40,405,038              13.37        146,927        663        89.58
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
90.01 - 95.00                                                   111          17,014,503               5.63        153,284        676        94.68
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
95.01 - 100.00                                                  458          48,112,117              15.92        105,048        673        99.73
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
100.01 or greater                                               128          13,560,963               4.49        105,945        711       104.95
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
TOTAL:                                                        2,297        $302,164,904            100.00%       $131,548        673       83.77%
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------

The weighted average loan-to-value ratio at origination of the Mortgage Loans will be approximately 83.77%.
With respect to mortgage loans secured by second liens, the combined loan-to-value ratio is used.

CURRENT LOAN-TO-VALUE RATIOS OF THE MORTGAGE LOANS

------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
                                                                                                                           WEIGHTED    WEIGHTED
                                                                                                               AVERAGE      AVERAGE     AVERAGE
PLACETYPEPLACERANGE OF PLACENAMECURRENT               NUMBER OF          PRINCIPAL         PERCENTAGE OF      PRINCIPAL     CREDIT     ORIGINAL
LOAN-TO-VALUE RATIOS (%)                           MORTGAGE LOANS         BALANCE         MORTGAGE LOANS       BALANCE       SCORE        LTV
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
50.00 or less                                                   178          $9,031,962              2.99%        $50,741        672       45.04%
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
50.01 - 55.00                                                    45           3,213,818               1.06         71,418        673        57.17
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
55.01 - 60.00                                                    63           6,519,056               2.16        103,477        676        63.10
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
60.01 - 65.00                                                    78          11,333,330               3.75        145,299        675        65.12
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
65.01 - 70.00                                                   122          13,173,166               4.36        107,977        686        71.51
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
70.01 - 75.00                                                   162          20,309,992               6.72        125,370        682        74.95
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
75.01 - 80.00                                                   504          86,826,443              28.73        172,275        668        79.94
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
80.01 - 85.00                                                   234          37,249,026              12.33        159,184        669        83.95
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
85.01 - 90.00                                                   236          36,824,180              12.19        156,035        667        90.03
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
90.01 - 95.00                                                   133          20,948,308               6.93        157,506        678        95.32
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
95.01 - 100.00                                                  481          49,657,259              16.43        103,238        674       100.24
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
100.01 or greater                                                61           7,078,365               2.34        116,039        708       106.10
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
TOTAL:                                                        2,297        $302,164,904            100.00%       $131,548        673       83.77%
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------

The weighted average loan-to-value ratio of the Mortgage Loans will be approximately 82.43%.
With respect to mortgage loans secured by second liens, the combined loan-to-value ratio is used.

GEOGRAPHIC DISTRIBUTIONS OF MORTGAGED PROPERTIES OF THE MORTGAGE LOANS

------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
                                                                                                                           WEIGHTED    WEIGHTED
                                                                                                               AVERAGE      AVERAGE     AVERAGE
                                                      NUMBER OF          PRINCIPAL         PERCENTAGE OF      PRINCIPAL     CREDIT     ORIGINAL
GEOGRAPHIC DISTRIBUTIONS                           MORTGAGE LOANS         BALANCE         MORTGAGE LOANS       BALANCE       SCORE        LTV
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
placeStateCalifornia                                            226         $60,927,746             20.16%       $269,592        684       81.51%
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
placeStateFlorida                                               178          27,042,457               8.95        151,924        685        84.56
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
placeStateTexas                                                 218          19,263,655               6.38         88,365        654        85.31
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
placeStateNew York                                               86          19,259,137               6.37        223,943        678        77.63
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
placeStateNew Jersey                                             56          12,489,068               4.13        223,019        671        81.64
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
placecountry-regionGeorgia                                       99           9,643,637               3.19         97,410        670        87.20
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
placeStateOhio                                                  111           8,991,457               2.98         81,004        666        87.29
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
Other                                                         1,323         144,547,748              47.84        109,258        668        84.93
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
TOTAL:                                                        2,297        $302,164,904            100.00%       $131,548        673       83.77%
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------

* Other includes other states and the StateplaceDistrict of Columbia with under 3% concentrations individually.

No more than approximately 0.53% of the Mortgage Loans will be secured by mortgaged properties located in any one zip code.

MORTGAGE LOAN PURPOSE OF THE MORTGAGE LOANS

------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
                                                                                                                           WEIGHTED    WEIGHTED
                                                                                                               AVERAGE      AVERAGE     AVERAGE
                                                      NUMBER OF          PRINCIPAL         PERCENTAGE OF      PRINCIPAL     CREDIT     ORIGINAL
MORTGAGE LOAN PURPOSE                              MORTGAGE LOANS         BALANCE         MORTGAGE LOANS       BALANCE       SCORE        LTV
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
Equity Refinance                                              1,106        $143,399,434             47.46%       $129,656        670       79.46%
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
Purchase                                                        975         131,193,168              43.42        134,557        675        88.49
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
Rate/Term Refinance                                             216          27,572,302               9.12        127,650        677        83.76
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
TOTAL:                                                        2,297        $302,164,904            100.00%       $131,548        673       83.77%
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------

OCCUPANCY TYPES OF THE MORTGAGE LOANS

------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
                                                                                                                           WEIGHTED    WEIGHTED
                                                                                                               AVERAGE      AVERAGE     AVERAGE
                                                      NUMBER OF          PRINCIPAL         PERCENTAGE OF      PRINCIPAL     CREDIT     ORIGINAL
OCCUPANCY TYPES                                    MORTGAGE LOANS         BALANCE         MORTGAGE LOANS       BALANCE       SCORE        LTV
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
Primary Residence                                             1,987        $265,088,433             87.73%       $133,411        671       84.09%
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
Non-Owner Occupied                                              249          26,090,026               8.63        104,779        687        80.55
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
Second/Vacation                                                  61          10,986,446               3.64        180,106        686        83.64
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
TOTAL:                                                        2,297        $302,164,904            100.00%       $131,548        673       83.77%
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------

MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS

------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
                                                                                                                           WEIGHTED    WEIGHTED
                                                                                                               AVERAGE      AVERAGE     AVERAGE
                                                      NUMBER OF          PRINCIPAL         PERCENTAGE OF      PRINCIPAL     CREDIT     ORIGINAL
MORTGAGED PROPERTY TYPES OF THE MORTGAGE LOANS     MORTGAGE LOANS         BALANCE         MORTGAGE LOANS       BALANCE       SCORE        LTV
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
Single Family detached                                        1,765        $219,220,284             72.55%       $124,204        671       83.71%
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
Planned Unit Development (detached)                             155          28,704,171               9.50        185,188        679        85.46
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
Two-to-four family units                                        128          21,268,803               7.04        166,163        675        82.09
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
Condo Low-Rise (under 5 stories)                                134          19,515,213               6.46        145,636        687        84.49
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
Planned Unit Development (attached)                              32           6,514,306               2.16        203,572        676        85.17
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
Manufactured Home                                                50           3,968,399               1.31         79,368        651        77.05
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
Townhouse                                                        22           1,389,937               0.46         63,179        668        87.02
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
Condo Mid-Rise (5-8 stories)                                      7           1,178,499               0.39        168,357        708        90.05
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
Condo High-Rise (9 stories or more)                               3             346,006               0.11        115,335        679        70.30
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
Co-op                                                             1              59,287               0.02         59,287        688        55.00
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
TOTAL:                                                        2,297        $302,164,904            100.00%       $131,548        673       83.77%
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------

MORTGAGE LOAN DOCUMENTATION TYPES OF THE MORTGAGE LOANS

------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
                                                                                                                           WEIGHTED    WEIGHTED
                                                                                                               AVERAGE      AVERAGE     AVERAGE
MORTGAGE LOAN                                         NUMBER OF          PRINCIPAL         PERCENTAGE OF      PRINCIPAL     CREDIT     ORIGINAL
DOCUMENTATION TYPES                                MORTGAGE LOANS         BALANCE         MORTGAGE LOANS       BALANCE       SCORE        LTV
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
Full Documentation                                            1,588        $175,689,662             58.14%       $110,636        670       84.17%
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
Reduced Documentation                                           709         126,475,242              41.86        178,385        676        83.22
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
TOTAL:                                                        2,297        $302,164,904            100.00%       $131,548        673       83.77%
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------

SEASONING OF THE MORTGAGE LOANS

------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
                                                                                                                           WEIGHTED    WEIGHTED
                                                                                                               AVERAGE      AVERAGE     AVERAGE
RANGE OF                                              NUMBER OF          PRINCIPAL         PERCENTAGE OF      PRINCIPAL     CREDIT     ORIGINAL
SEASONING (IN MONTHS)                              MORTGAGE LOANS         BALANCE         MORTGAGE LOANS       BALANCE       SCORE        LTV
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
1 - 12                                                        1,047        $198,428,425             65.67%       $189,521        674       83.60%
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
13 - 24                                                         162          30,379,700              10.05        187,529        682        82.87
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
25 - 36                                                          30           3,595,572               1.19        119,852        713        84.21
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
37 - 48                                                          10           1,306,521               0.43        130,652        672        91.68
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
49 - 60                                                         175          18,366,560               6.08        104,952        712       102.40
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
61 - 72                                                         133           8,345,328               2.76         62,747        643        77.97
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
73 - 84                                                         704          39,865,036              13.19         56,626        647        77.96
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
85 - 96                                                          33           1,695,304               0.56         51,373        663        78.50
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
97 or greater                                                     3             182,458               0.06         60,819        608        71.83
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
TOTAL:                                                        2,297        $302,164,904            100.00%       $131,548        673       83.77%
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
As of the cut-off Date, the weighted average seasoning of the Mortgage Loans will be approximately 23 months.

ORIGINAL PREPAYMENT PENALTY TERM OF THE MORTGAGE LOANS

------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
                                                                                                                           WEIGHTED    WEIGHTED
                                                                                                               AVERAGE      AVERAGE     AVERAGE
ORIGINAL PREPAYMENT                                   NUMBER OF          PRINCIPAL         PERCENTAGE OF      PRINCIPAL     CREDIT     ORIGINAL
PENALTY TERM                                       MORTGAGE LOANS         BALANCE         MORTGAGE LOANS       BALANCE       SCORE        LTV
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
None                                                          1,519        $157,884,694             52.25%       $103,940        673       83.66%
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
12 Months                                                        53          13,144,644               4.35        248,012        675        82.57
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
24 Months                                                       376          64,150,186              21.23        170,612        663        86.82
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
36 Months                                                       326          62,838,633              20.80        192,757        680        80.71
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
60 Months                                                        20           2,929,125               0.97        146,456        682        93.29
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
Other                                                             3           1,217,621               0.40        405,874        663        86.20
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
TOTAL:                                                        2,297        $302,164,904            100.00%       $131,548        673       83.77%
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
Other represents other prepayment penalty terms.  There are no mortgage loans with prepayment penalty terms exceeding 60 months.

MAXIMUM MORTGAGE RATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
                                                                                                                           WEIGHTED    WEIGHTED
                                                                                                               AVERAGE      AVERAGE     AVERAGE
RANGE OF                                              NUMBER OF          PRINCIPAL         PERCENTAGE OF      PRINCIPAL     CREDIT     ORIGINAL
MAXIMUM MORTGAGE RATES (%)                         MORTGAGE LOANS         BALANCE         MORTGAGE LOANS       BALANCE       SCORE        LTV
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
9.0000 - 9.9999                                                  31         $12,308,018              6.41%       $397,033        677       74.72%
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
10.0000 - 10.9999                                                20           6,847,262               3.57        342,363        744        73.94
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
11.0000 - 11.9999                                                36          10,565,764               5.50        293,493        694        80.12
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
12.0000 - 12.9999                                               128          38,001,292              19.80        296,885        674        79.84
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
13.0000 - 13.9999                                               162          37,045,072              19.30        228,673        668        83.08
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
14.0000 - 14.9999                                               236          42,698,578              22.25        180,926        654        89.21
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
15.0000 - 15.9999                                               144          21,373,313              11.14        148,426        641        90.13
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
16.0000 - 16.9999                                               113          10,115,713               5.27         89,520        638        81.98
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
17.0000 - 17.9999                                               107           7,697,550               4.01         71,940        631        80.84
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
18.0000 - 18.9999                                                67           3,833,122               2.00         57,211        642        79.49
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
19.0000 - 19.9999                                                22           1,061,495               0.55         48,250        623        79.65
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
20.0000 - 20.9999                                                 4             383,171               0.20         95,793        694        75.62
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
TOTAL:                                                        1,070        $191,930,350            100.00%       $179,374        664       83.31%
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
As of the cut-off Date, the weighted average maximum mortgage rate of the Mortgage Loans will be approximately 13.787% per annum.

NEXT INTEREST RATE ADJUSTMENT DATES OF THE ADJUSTABLE RATE MORTGAGE LOANS

------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
                                                                                                                           WEIGHTED    WEIGHTED
                                                                                                               AVERAGE      AVERAGE     AVERAGE
                                                      NUMBER OF          PRINCIPAL         PERCENTAGE OF      PRINCIPAL     CREDIT     ORIGINAL
NEXT INTEREST RATE ADJUSTMENT DATES                MORTGAGE LOANS         BALANCE         MORTGAGE LOANS       BALANCE       SCORE        LTV
------------------------------------------------- ------------------ ------------------- ------------------ --------------
September 2006                                                   94         $22,127,943             11.53%       $235,404        685       76.54%
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
October 2006                                                     42           3,804,501               1.98         90,583        642        80.74
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
November 2006                                                    66           5,492,069               2.86         83,213        628        80.94
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
December 2006                                                    66           6,455,583               3.36         97,812        654        78.56
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
January 2007                                                     62           4,208,976               2.19         67,887        657        79.26
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
February 2007                                                    55           3,825,095               1.99         69,547        636        80.99
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
March 2007                                                        1             181,873               0.09        181,873        713        90.00
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
April 2007                                                        5             756,826               0.39        151,365        656        86.25
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
May 2007                                                          5             803,129               0.42        160,626        635        83.51
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
June 2007                                                        13           3,913,466               2.04        301,036        669        85.37
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
July 2007                                                        24           5,480,013               2.86        228,334        666        81.40
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
August 2007                                                      18           3,420,507               1.78        190,028        646        78.09
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
September 2007                                                   36           7,599,545               3.96        211,098        675        84.96
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
October 2007                                                     37           9,167,964               4.78        247,783        665        85.05
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
November 2007                                                    32           8,233,408               4.29        257,294        646        79.94
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
December 2007                                                    46           9,962,299               5.19        216,572        650        84.82
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
January 2008                                                     80          16,439,164               8.57        205,490        660        85.76
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
February 2008                                                    62          13,077,065               6.81        210,920        656        84.78
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
March 2008                                                       78          14,041,149               7.32        180,015        646        90.62
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
April 2008                                                       46           6,354,849               3.31        138,149        640        95.65
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
June 2008                                                         2             330,589               0.17        165,295        626        83.53
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
July 2008                                                         8           1,811,231               0.94        226,404        672        83.42
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
August 2008                                                       4           1,036,276               0.54        259,069        649        85.61
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
September 2008                                                   10           2,327,634               1.21        232,763        680        83.63
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
October 2008                                                     13           3,468,718               1.81        266,824        683        88.09
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
November 2008                                                     7           1,187,310               0.62        169,616        637        79.27
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
December 2008                                                    20           3,532,594               1.84        176,630        661        82.47
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
January 2009                                                     15           4,524,004               2.36        301,600        670        87.67
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
February 2009                                                    16           2,498,238               1.30        156,140        669        86.96
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
March 2009                                                       27           4,092,304               2.13        151,567        671        92.94
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
April 2009                                                       20           3,762,669               1.96        188,133        658        89.86
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
May 2009                                                          1             252,012               0.13        252,012        612        79.00
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
April 2010                                                        2             243,548               0.13        121,774        671        84.55
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
July 2010                                                         1             479,925               0.25        479,925        692        80.00
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
August 2010                                                       4             465,762               0.24        116,440        676        80.84
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
September 2010                                                    2             273,514               0.14        136,757        637        83.62
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
October 2010                                                      3             630,996               0.33        210,332        635        78.31
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
November 2010                                                     5           1,841,158               0.96        368,232        725        84.85
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
December 2010                                                    11           3,028,835               1.58        275,349        718        76.34
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
January 2011                                                      2             417,495               0.22        208,748        729        75.56
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
February 2011                                                     1              70,909               0.04         70,909        670        80.00
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
March 2011                                                        9           1,525,546               0.79        169,505        676        82.79
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
April 2011                                                        3             870,393               0.45        290,131        698        77.78
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
June 2011                                                         1             211,920               0.11        211,920        733        80.00
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
November 2012                                                     2           1,135,000               0.59        567,500        780        48.57
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
January 2013                                                      1             386,879               0.20        386,879        723        92.00
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
April 2013                                                        1             425,089               0.22        425,089        687        80.00
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
July 2015                                                         1              75,077               0.04         75,077        682        80.00
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
December 2015                                                     4           3,359,498               1.75        839,874        715        73.13
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
January 2016                                                      3           1,044,767               0.54        348,256        676        80.00
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
March 2016                                                        1             285,014               0.15        285,014        601        84.00
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
April 2016                                                        2             990,023               0.52        495,011        722        77.46
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
TOTAL:                                                        1,070        $191,930,350            100.00%       $179,374        664       83.31%
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------

As of the cut-off Date, the weighted average Months to Next Interest Rate Adjustment Date of the Mortgage Loans will be approximately 20 months.

NOTE MARGINS OF THE ADJUSTABLE MORTGAGE LOANS

------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
                                                                                                                           WEIGHTED    WEIGHTED
                                                                                                               AVERAGE      AVERAGE     AVERAGE
RANGE OF                                              NUMBER OF          PRINCIPAL         PERCENTAGE OF      PRINCIPAL     CREDIT     ORIGINAL
NOTE MARGINS (%)                                   MORTGAGE LOANS         BALANCE         MORTGAGE LOANS       BALANCE       SCORE        LTV
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
2.0000 - 2.9999                                                  68         $19,802,079             10.32%       $291,207        707       76.11%
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
3.0000 - 3.9999                                                  53          17,776,120               9.26        335,398        683        77.37
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
4.0000 - 4.9999                                                  31           5,950,065               3.10        191,938        688        78.33
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
5.0000 - 5.9999                                                 257          51,387,138              26.77        199,950        661        83.35
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
6.0000 - 6.9999                                                 449          71,826,732              37.42        159,970        655        86.90
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
7.0000 - 7.9999                                                 168          21,068,810              10.98        125,410        643        84.92
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
8.0000 - 8.9999                                                  41           3,659,314               1.91         89,252        628        80.63
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
9.0000 - 9.9999                                                   3             460,091               0.24        153,364        706        70.49
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
TOTAL:                                                        1,070        $191,930,350            100.00%       $179,374        664       83.31%
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------

As of the cut-off Date, the weighted average note margin of the Mortgage Loans will be approximately 5.542% per annum.

NOTIONAL CREDIT CLASSIFICATION OF THE MORTGAGE LOANS

------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
                                                                                                                           WEIGHTED    WEIGHTED
                                                                                                               AVERAGE      AVERAGE     AVERAGE
                                                      NUMBER OF          PRINCIPAL         PERCENTAGE OF      PRINCIPAL     CREDIT     ORIGINAL
NOTIONAL CREDIT CLASSIFICATION                     MORTGAGE LOANS         BALANCE         MORTGAGE LOANS       BALANCE       SCORE        LTV
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
Prime (non-IO)                                                1,081        $134,559,534             44.53%       $124,477        709       84.98%
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
Prime (IO)                                                      116          34,323,161              11.36        295,889        715        79.69
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
A/Alt A (non-IO)                                                538          64,277,674              21.27        119,475        641        83.51
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
A/Alt A (IO)                                                     66          17,362,462               5.75        263,068        644        85.87
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
Insured (non-IO)                                                 11           1,884,750               0.62        171,341        598        92.45
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
A- (non-IO)                                                     469          46,622,687              15.43         99,409        600        82.68
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
A- (IO)                                                          16           3,134,636               1.04        195,915        602        81.59
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------
TOTAL:                                                        2,297        $302,164,904            100.00%       $131,548        673       83.77%
------------------------------------------------- ------------------ ------------------- ------------------ -------------- ---------- ------------

                                                           ASSUMED FIXED RATE MORTGAGE LOANS

                                                                               REMAINING          REMAINING
                                                                              AMORTIZATION         TERM TO
     LOAN               AGGREGATE              MORTGAGE       SERVICING           TERM            MATURITY            AGE
    NUMBER          PRINCIPAL BALANCE          RATE (%)      FEE RATE (%)       (MONTHS)          (MONTHS)         (MONTHS)
      1                      $38,674.97         8.125           0.500             114                114               6
      2                     380,220.50          10.317          0.466              44                44               76
      3                        7,920.01         11.950          0.500             110                110              10
      4                     183,754.87          9.700           0.500             171                171               9
      5                     927,837.43          6.776           0.487             169                169              11
      6                      98,401.46          8.469           0.500             170                170              10
      7                     154,516.99          5.250           0.500             165                165              15
      8                   4,646,286.41          9.780           0.466             118                118              62
      9                     240,669.85          11.745          0.500             139                139              41
      10                     49,474.16          7.875           0.500             234                234               6
      11                    123,573.22          10.363          0.500             231                231               9
      12                    624,166.56          7.384           0.500             230                230              10
      13                     26,836.23          10.600          0.500             227                227              13
      14                  2,303,550.72          8.961           0.479             186                186              53
      15                    167,971.56          11.325          0.500             219                219              21
      16                  2,551,386.66          7.394           0.493             353                353               7
      17                    263,036.04          10.490          0.500             350                350              10
      18                    768,782.81          8.168           0.500             350                350              10
      19                  1,788,273.98          9.988           0.500             346                346              13
      20                    481,668.63          7.875           0.500             354                354               6
      21                13,549,828.26           7.299           0.482             345                345              13
      22                  1,282,172.06          9.329           0.500             340                340              17
      23                  2,341,540.23          8.578           0.344             315                315              45
      24                52,613,588.18           8.626           0.412             312                312              48
      25                  2,032,623.96          9.929           0.500             345                345              15
      26                    765,000.00          6.850           0.500             300                350              10
      27                  3,821,489.17          6.613           0.500             288                349              11
      28                  3,523,134.11          6.878           0.500             245                354               6
      29                     35,400.00          10.500          0.500             300                348              12
      30                    631,214.38          9.722           0.500             351                171               9
      31                    446,391.94          7.587           0.500             461                336              10
      32                  2,061,674.48          9.937           0.500             351                171               9
      33                    822,170.63          7.936           0.500             473                353               7
      34                    934,908.73          11.231          0.500             351                171               9
      35                    286,231.25          8.875           0.250             305                125              55
      36                    107,279.64          9.990           0.500             350                170              10
      37                  5,004,846.02          10.273          0.500             302                127              66
      38                  4,148,058.12          9.883           0.500             349                169              11

                                                                         ASSUMED ADJUSTABLE RATE MORTGAGE LOANS

                                                             REMAINING     REMAINING               MONTHS TO      MONTHS      INITIAL    SUBSEQUENT
                                                SERVICING   AMORTIZATION    TERM TO                NEXT RATE      BETWEEN     PERIODIC    PERIODIC                  MINIMUM    MAXIMUM
   LOAN            AGGREGATE         MORTGAGE      FEE          TERM       MATURITY       AGE     ADJUSTMENT       RATE         RATE        RATE         GROSS     MORTGAGE    MORTGAGE
  NUMBER       PRINCIPAL BALANCE     RATE (%)    RATE (%)     (MONTHS)     (MONTHS)    (MONTHS)      DATE       ADJUSTMENTS   CAP (%)     CAP (%)     MARGIN (%)   RATE (%)    RATE (%)
    39                  $945,514.04    6.560      0.500         351           351          9          51            12         4.793       2.000         2.478       2.478      11.560

    40             99,804.96           5.000      0.500         347           347         13           2            12         1.000       1.000         2.250       2.250      10.000

    41             572,048.09          5.224      0.500         348           348         12          27            12         1.000       1.000         2.250       2.250      10.224

    42             334,621.33          7.898      0.500         337           337         23           1             6         2.000       1.000         6.000       7.898      13.898

    43             515,296.45          6.625      0.500         350           350         10           2             6         2.000       1.000         5.750       6.625      12.625

    44             217,141.12          7.086      0.500         338           338         22           2             6         2.000       1.000         6.000       7.086      13.086

    45             274,618.85          6.990      0.500         338           338         22           2             6         2.000       1.000         5.250       6.990      12.990

    46             234,016.23          6.950      0.500         339           339         21           3             6         2.000       1.000         6.000       6.950      12.950

    47             441,061.57          6.550      0.500         339           339         21           3             6         2.000       1.000         5.500       6.550      12.550

    48             803,155.36          6.104      0.500         340           340         20           4             6         2.000       1.000         6.000       6.128      12.104

    49            1,595,631.76         6.853      0.500         340           340         20           4             6         2.000       1.000         6.018       6.914      12.853

    50             375,310.84          5.300      0.500         329           329         31           5             6         2.000       1.000         6.500       6.500      11.300

    51            3,277,329.09         8.055      0.441         353           353          7          26             6         3.000       1.000         5.927       6.267      14.102

    52           22,726,083.14         8.249      0.457         353           353          7          18             6         2.912       1.048         6.477       7.404      14.418

    53            5,450,390.10         7.483      0.455         356           356          7          48             6         3.669       1.356         5.150       5.596      13.522

    54             39,557.21           8.100      0.500         344           344         16           8             6         3.000       1.000         8.100       8.100      14.100

    55           26,685,173.48         8.240      0.458         353           353          7          21             6         2.969       1.042         6.242       7.218      14.399

    56             402,681.71          6.600      0.375         347           347         13          11             6         3.000       1.000         5.550       6.600      12.600

    57             149,480.35         10.240      0.500         352           352          8          16             6         3.000       1.000         9.240      10.240      16.240

    58             244,139.78          7.840      0.500         355           355          5          19             6         3.000       1.000         6.840       7.840      13.840

    59             128,162.19          7.040      0.500         354           354          6          18             6         3.000       1.000         6.040       7.040      13.040

    60             480,337.82          6.990      0.500         348           348         12          12             6         3.000       1.000         5.990       6.990      12.990

    61             95,620.24           7.240      0.500         355           355          5          19             6         3.000       1.000         6.240       7.240      13.240

    62             196,281.39          6.840      0.500         350           350         10          14             6         3.000       1.000         5.840       6.840      12.840

    63             216,636.48          7.940      0.500         353           353          7          17             6         3.000       1.000         6.940       7.940      13.940

    64             76,969.46           8.140      0.500         348           348         12          12             6         3.000       1.000         7.140       8.140      14.140

    65            1,436,472.74         8.030      0.500         351           351          9          15             6         2.105       1.153         6.260       8.041      14.030

    66            5,728,855.24         6.403      0.390         347           347         13          11             6         3.000       1.000         5.356       6.403      12.403

    67             272,856.59          6.800      0.500         350           350         10          14             6         2.000       1.000         5.500       6.800      12.800

    68            6,422,363.66         8.075      0.495         349           349          9          23             6         2.044       1.000         5.814       7.853      14.075

    69             229,120.95          6.250      0.375         352           352          8          52             6         3.000       1.000         5.550       6.250      12.250

    70            6,900,256.12         7.937      0.500         350           350         10          17             6         2.036       1.083         5.554       7.298      13.937

    71             270,287.01          6.250      0.375         347           347         13          11             6         3.000       1.000         5.550       6.250      12.250

    72             91,152.01           7.980      0.500         347           347         13          11             6         3.000       1.000         6.980       7.980      13.980

    73             417,687.52          7.990      0.500         352           352          8          16             6         3.000       1.000         6.990       7.990      13.990

    74             59,552.07           8.570      0.500         348           348         12          12             6         3.000       1.000         7.570       8.570      14.570

    75             497,250.00          6.076      0.500         300           353          7          53            12         5.000       2.000         2.250       2.250      11.076

    76             615,000.00          5.750      0.500         240           351          9          75            12         5.000       2.000         2.750       2.750      10.750

    77             230,500.00          7.375      0.500         336           339         21           3             6         3.000       1.000         5.500       5.500      13.375

    78             152,100.00          6.410      0.500         300           342         18           6             6         3.000       1.500         4.610       6.410      13.410

    79            1,490,203.99         8.222      0.445         295           355          5          32             6         3.226       1.075         5.613       6.814      14.222

                                                                                  ASSUMED ADJUSTABLE RATE MORTGAGE LOANS (CONTINUED)

                                                         REMAINING     REMAINING               MONTHS TO      MONTHS       INITIAL     SUBSEQUENT
                                            SERVICING  AMORTIZATION     TERM TO                NEXT RATE      BETWEEN      PERIODIC     PERIODIC                  MINIMUM    MAXIMUM
   LOAN          AGGREGATE       MORTGAGE      FEE         TERM        MATURITY       AGE     ADJUSTMENT       RATE          RATE         RATE         GROSS     MORTGAGE    MORTGAGE
  NUMBER     PRINCIPAL BALANCE   RATE (%)   RATE (%)     (MONTHS)      (MONTHS)    (MONTHS)      DATE       ADJUSTMENTS    CAP (%)      CAP (%)     MARGIN (%)   RATE (%)    RATE (%)
    81             $463,095.78    6.750       0.500         300           352          8          52             6          3.000        1.000         5.200       6.750      12.750
    82           10,980,938.90    7.194       0.497         260           353          7          69             6          4.997        1.763         3.632       4.692      13.219
    83            5,331,492.39    7.613       0.496         283           351          9          27             6          3.804        1.331         5.061       6.803      13.705
    84              624,624.99    9.640       0.500         314           350         10          14             6          2.000        1.000         6.000       9.640      15.640
    85            6,161,235.68    6.962       0.500         318           347         10          13             6          2.213        1.000         5.982       6.962      12.962
    86            4,944,536.08    6.922       0.500         300           350         10          25             6          2.405        1.010         4.901       6.430      12.922
    87            5,069,046.98    6.856       0.496         274           349         11          29             6          3.398        1.000         3.982       4.996      12.688
    88              449,169.34    9.240       0.500         471           351          9          15             6          3.000        1.000         8.240       9.240      15.240
    89            9,016,120.96    7.334       0.500         472           352          8          16             6          2.964        1.000         6.145       7.399      13.612
    90              268,912.30    6.500       0.500         472           352          8          28             6          3.000        1.000         5.500       6.500      12.500
    91            4,976,850.89    7.739       0.500         473           353          7          25             6          3.085        1.000         6.468       7.739      14.133
    92              127,727.39    6.640       0.500         475           355          5          19             6          3.000        1.000         5.640       6.640      12.640
    93              305,505.66    6.190       0.500         471           351          9          15             6          3.000        1.000         5.190       6.190      12.190
    94              516,570.28    8.450       0.500         473           353          7          17             6          2.000        1.500         6.143       8.450      14.450
    95              371,177.51    8.750       0.500         474           354          6          18             6          2.000        1.500         6.443       8.750      14.750
    96              131,591.00    8.090       0.500         468           348         12          24             6          3.000        1.000         7.090       8.090      14.090
    97              590,630.81    8.625       0.500         351           351          9           1             1          99.000       99.000        3.250       3.250      10.950
    98              424,022.49    7.750       0.500         351           351          9           1             1          99.000       99.000        3.275       3.275      10.950
    99            1,074,610.98    7.511       0.500         376           376          6           1             1          99.000       99.000        3.096       3.096      10.296
    100           4,535,829.48    7.482       0.500         347           347         13           1             1          99.000       99.000        3.036       3.036      11.211
    101             132,449.13    8.250       0.500         355           355          5           1             1          99.000       99.000        2.900       2.900      9.950
    102             270,645.76    7.625       0.500         353           353          7           1             1          99.000       99.000        3.200       3.200      9.950
    103           3,284,176.70    7.695       0.500         353           353          7           1             1          99.000       99.000        3.220       3.220      9.950
    104           7,285,500.17    7.813       0.500         353           353          7           1             1          99.000       99.000        3.391       3.391      9.950
    105             555,265.46    7.760       0.500         353           353          7           1             1          99.000       99.000        3.331       3.331      9.950
    106             271,616.58    7.750       0.500         353           353          7           1             1          99.000       99.000        3.300       3.300      10.450
    107           2,953,697.78    11.481      0.500         283           283         77           1             6          2.401        1.155         6.706      10.034      17.338
    108             133,418.86    10.946      0.500         283           283         77           1             6          3.000        1.000         6.141       9.979      16.693
    109             187,635.63    11.279      0.500         283           283         77           1             6          3.000        1.105         5.796      10.947      17.320

    110              93,821.62    11.500      0.500         283           283         77           1             6          2.000        1.000         6.750      11.250      18.250
    111           2,080,382.30    11.547      0.500         284           284         76           2             6          2.411        1.217         6.502       9.392      17.203

    112              41,505.44    11.500      0.500         284           284         76           2             6          3.000        1.000         6.470      10.750      16.750

    113              45,040.29    10.750      0.500         284           284         76           2             6          3.000        1.000         5.750      10.250      17.250
    114             379,592.51    11.847      0.500         262           262         76           2             6          3.000        1.079         6.968      10.709      17.809
    115             116,561.26    12.500      0.500         284           284         76           2             6          3.000        1.000         7.500      11.500      17.500

    116              34,558.25    11.800      0.500         284           284         76           2             6          2.000        1.000         6.550      11.800      18.800
    117           3,293,696.89    11.917      0.500         285           285         75           3             6          2.463        1.163         6.732       9.673      17.368

    118              55,000.79    11.625      0.500         285           285         75           3             6          3.000        1.000         6.500      10.490      16.490

    119              68,732.92    11.990      0.500         285           285         75           3             6          2.000        1.000         4.000      11.990      18.990

    120              68,477.32    11.125      0.500         285           285         75           3             6          2.000        1.000         5.990       9.500      16.500

                                                                                  ASSUMED ADJUSTABLE RATE MORTGAGE LOANS (CONTINUED)

                                                         REMAINING     REMAINING               MONTHS TO      MONTHS       INITIAL     SUBSEQUENT
                                            SERVICING  AMORTIZATION     TERM TO                NEXT RATE      BETWEEN      PERIODIC     PERIODIC                  MINIMUM    MAXIMUM
   LOAN          AGGREGATE       MORTGAGE      FEE         TERM        MATURITY       AGE     ADJUSTMENT       RATE          RATE         RATE         GROSS     MORTGAGE    MORTGAGE
  NUMBER     PRINCIPAL BALANCE   RATE (%)   RATE (%)     (MONTHS)      (MONTHS)    (MONTHS)      DATE       ADJUSTMENTS    CAP (%)      CAP (%)     MARGIN (%)   RATE (%)    RATE (%)
    121          $1,030,197.94    11.524      0.500         285           285         75           3             6          3.000        1.221         6.382      10.403      16.963
    122              70,385.65    11.250      0.500         285           285         75           3             6          2.000        1.000         6.000      11.250      18.250
    123           3,293,612.84    11.719      0.500         285           285         75           4             6          2.783        1.137         6.460       9.477      17.293
    124              77,037.52    11.750      0.500         286           286         74           4             6          3.000        1.000         6.500      11.050      18.050
    125             171,479.00    8.250       0.500         334           334         26           4             6          2.000        1.000         4.750       6.250      12.250
    126             438,673.28    12.002      0.500         276           276         74           4             6          2.898        1.000         6.657      10.777      17.901
    127              32,578.89    12.375      0.500         286           286         74           4             6          3.000        1.000         7.160      11.400      17.400
    128              43,414.61    12.000      0.500         286           286         74           4             6          3.000        1.000         6.800       9.990      15.990
    129              87,376.73    12.305      0.500         287           287         73           5             6          3.000        1.500         6.805      11.085      18.085
    130           2,804,030.28    11.952      0.500         286           286         74           5             6          2.590        1.135         6.591      10.172      17.332
    131             138,596.84    11.875      0.500         287           287         73           5             6          3.000        1.000         6.500      11.150      18.000
    132              54,930.76    12.875      0.500         287           287         73           5             6          3.000        1.000         7.550      11.850      18.850
    133             195,088.87    10.127      0.500         329           329         31           5             6          2.000        1.000         5.401       7.278      13.278
    134             553,641.62    11.237      0.477         286           286         74           5             6          2.762        1.189         5.922      10.475      16.853
    135           2,797,397.71    12.364      0.498         287           287         73           6             6          2.734        1.148         6.749       9.941      17.405
    136             820,355.65    11.461      0.495         288           288         72           6             6          3.000        1.144         6.015       8.659      16.805
    137              55,241.42    12.870      0.500         288           288         72           6             6          3.000        1.000         6.690      12.870      18.870
    138              44,912.85    9.250       0.500         283           283         77          32            36          3.000        1.000         6.875       6.875      16.875
    139             319,200.00    7.000       0.500         240           347         13          11            12          2.000        2.000         2.500       2.500      11.000